UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Sec. 240.14a-12

READING INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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☐ Fee paid previously with preliminary materials.

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and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and
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READING INTERNATIONAL, INC.
189 Second Avenue, Suite 2S
New York, New York 10003

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD by live interactive webcast ON thursday, DECEMBER 4, 2025

TO OUR CLASS B STOCKHOLDERS:

I would like to invite you to participate in our 2025 Annual Meeting of Stockholders (our “2025 Annual Meeting”) of Reading International, Inc., a Nevada corporation, to be held in a virtual format via live streaming webcast, on Thursday, December 4, 2025, commencing at 2:00 p.m., Eastern Time. We have held our last five annual meetings virtually, initially responding to the impacts of the COVID pandemic. These virtual meetings have been well received and have proven to be both more convenient and less costly than in-person meetings. Accordingly, we will continue to use this virtual format for our upcoming 2025 Annual Meeting. Consequently, there is no physical site for our meeting this year and you are invited to participate in the meeting over the Internet from your home, office or other remote location of your choosing.

Just as we have had a check-in process for our physical meetings to preserve the integrity of our meeting and our voting process and, consistent with our prior virtual meetings, we have established a registration process for this virtual meeting. The Company’s stock transfer agent, Computershare, Inc. (“Computershare”), is hosting our 2025 Annual Meeting and will pre-register all stockholders that held shares of Class B Voting Common Stock (“Class B Stock”) with Computershare on October 14, 2025. Any Class B stockholder that did not hold shares of Class B Stock at Computershare on October 14, 2025 will need to register with us in advance in order to participate in our 2025 Annual Meeting, by the registration deadline of 5:00 p.m., Eastern Time, on Monday, December 1, 2025 (“Registration Deadline”). See instructions under section – How Do I Register to Participate in our 2025 Annual Meeting. Even if you have participated in our virtual annual meetings before, we urge you not to wait until the last moment to register in case you encounter any difficulties with the registration process. This process is explained in greater detail in the accompanying Proxy Statement.

Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access our meeting live on the Internet and permit you to vote and to communicate with our meeting using your control number and link found in your access email. Please note that, as in prior years, we are still soliciting your proxy and that, whether or not you choose to participate in our 2025 Annual Meeting, you may still vote by proxy in the same manner that you have in prior years. However, you can now also vote live on the Internet using your control number through the meeting website if you are the record holder of shares of Class B Stock or, if you are the beneficial owner of such shares, have received a valid proxy from the record holder of such shares.

The purpose of our 2025 Annual Meeting is for our Class B stockholders to consider and vote upon the following matters:

1.To elect five (5) Directors to serve until our Company’s 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.To ratify the appointment of Grant Thornton, LLP retained by our Company’s Audit and Conflicts Committee, as our Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2025;

3.To approve, on a non-binding, advisory basis, the executive compensation of our named executive officers; and

4.To transact such other business as may properly come before our 2025 Annual Meeting and any adjournment or postponement thereof.

While all of our stockholders are invited to attend, only holders of record of our Class B Stock at the close of business on Tuesday, October 14, 2025, are entitled to communicate, participate in and vote at our 2025 Annual Meeting or any adjournment or postponement thereof.

It is important that any Class B Stock you may own be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to participate in our 2025 Annual Meeting, we encourage you to take the time to register to participate in our 2025 Annual Meeting and to make use of the proxy voting options discussed in the Proxy Statement accompanying this Notice with respect to any Class B Stock you may own.

If you are the record holder of Class B Stock, the materials accompanying this Notice will include a proxy card. You are encouraged to vote such shares by following the Internet or telephone voting instructions provided on the enclosed proxy card or by completing and mailing the proxy card as promptly as possible, whether or not you intend to participate in our 2025 Annual Meeting. Your proxy is revocable at any time before it is voted at our 2025 Annual Meeting and will not affect your right to vote electronically at our 2025 Annual Meeting during the time the polls are open, if you register and log-in to participate in our 2025 Annual Meeting.

If you are the beneficial owner of Class B Stock, but not the record holder of such Class B Stock, you should receive from the record holder of such Class B Stock a voting instruction form (a “VIF”). You may vote by following the instructions on that VIF without participating in our 2025 Annual Meeting. However, if you want to participate in and vote at our 2025 Annual Meeting, you will need to obtain a valid proxy from the record holder of such shares. The procedures involved are described in the accompanying Proxy Statement. If you obtain a valid proxy, register to participate in our 2025 Annual Meeting, and successfully log into the meeting, then your vote through your VIF will not affect your right to vote electronically at our 2025 Annual Meeting during the time the polls are open. If you are a record holder or a beneficial owner of Class A Stock only, see instructions under section – How Do I Attend our 2025 Annual Meeting if I Only Hold Class A Non-Voting Stock.

Thank you for your continued and ongoing support of our Company. Please register to participate in our 2025 Annual Meeting.

By Order of the Board of Directors,

Margaret Cotter
Chair of the Board

This Proxy Statement, a form of proxy and the Annual Report are first being distributed or otherwise furnished to stockholders on or about October 24, 2025.

i

ii

READING INTERNATIONAL, INC.
189 Second Avenue, Suite 2S, New York, New York 10003

PROXY STATEMENT

2025 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
2:00 P.M., EASTERN TIME: THURSDAY, DECEMBER 4, 2025

Registration Deadline to Participate in our 2025 Annual Meeting
5:00 p.m., Eastern Time: Monday, December 1, 2025

INTRODUCTION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (our “Board”) of Reading International, Inc. (our “Company,” “Reading,” “we,” “us,” or “our”) of proxies for use at our 2025 Annual Meeting to be held in a virtual format via the Internet on Thursday,  December  4,  2025 , commencing at 2:00 p.m., Eastern Time, or at any adjournment or postponement thereof.

As of October 14, 2025, the record date for our 2025 Annual Meeting (the “Record Date”), there were 1,680,590 shares of our Class B Voting Common Stock (“Class B Stock”) outstanding, held by 190 stockholders of record.

When proxies are properly executed and received, the shares represented thereby will be voted at our 2025 Annual Meeting in accordance with the directions noted thereon.

Our Proxy Statement and Annual Report are both available free of charge at https://investor.readingrdi.com/financial-information/annual-reports and at www.envisionreports.com/RDI.

Our 2025 Annual Meeting will be hosted on www.meetnow.global/MCANXVA (“Annual Meeting Website”).

ABOUT our virtual ANNUAL MEETING AND VOTING

How do I register to Participate in the Virtual Annual Meeting?

Our 2025 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast on our Annual Meeting Website. You are entitled to participate in and vote at our 2025 Annual Meeting if you were a registered Class B stockholder (i.e., you hold your shares through our transfer agent, Computershare, Inc.) as of the close of business on the Record Date, October 14, 2025, or if you are the beneficial owner of shares of Class B Stock and your shares are held in the name of an intermediary, such as a bank, broker, trust, agent or other nominee (a “Nominee”), you have received a valid proxy from that Nominee to vote such shares at our 2025 Annual Meeting. Only the holders of Class B Stock or of proxies to vote Class B Stock, may vote at, make nominations at, or bring matters before our 2025 Annual Meeting.

If you were a stockholder of record of our Class B Stock on the Record Date, you do not need to register to participate in our 2025 Annual Meeting as you will be automatically pre-registered by Computershare, Inc. Please visit our Annual Meeting Website and follow the instructions on the accompanying proxy card if you are a holder of Class B Stock.

If you are a beneficial owner of Class B Stock, and your shares are held in the name of a Nominee, you should receive from your Nominee a Voting Instruction Form (also known as a “VIF”). Please follow the instructions on your VIF.

If you are a beneficial owner of Class B Stock and your shares are held in the name of a Nominee, you must register in advance to participate in our 2025 Annual Meeting. To register you must submit proof of your proxy power (a valid proxy), reflecting your stock holdings along with your name and email address to Computershare directly. Requests for registration must be labeled as a “Legal Proxy” and must be received no later than 5:00 p.m., Eastern Time, on Monday, December 1, 2025. Filling in and returning the VIF will not by itself register you to attend our 2025 Annual Meeting. Even if you fill in and return the VIF, you will still need to separately register. Beneficial owners of Class B Stock holding valid proxies will have the same rights to participate in, nominate directors, and bring matters before and vote at our 2025 Annual Meeting as stockholders of record, but only to the extent that such valid proxy specifically grants such rights. For convenience, when we make reference to “stockholders” in these materials, we mean both Class B stockholders of record as of the Record Date, and holders of valid proxies (to the extent rights to participate in, nominate directors, and bring matters before and vote at our 2025 Annual Meeting have been granted to such holder by such valid proxy). Your Nominee should have available for your use a form of valid proxy.

You will receive an email confirmation of your registration after Computershare receives your proxy registration materials. Please visit our Annual Meeting Website and follow the instructions on the proxy card or your VIF to access our 2025 Annual Meeting on the Internet.

Requests for registration should be directed to us at the following:

By E-mail:

Forward the email from your broker, or attach an image of your valid proxy, to legalproxy@computershare.com.

By mail:

Computershare, Inc.

Reading International, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

How Do I Attend our 2025 Annual Meeting if I Only Hold Class A Non-Voting Stock?

Any stockholder that only holds Class A Non-Voting Common Stock (“Class A Stock”) will receive a courtesy notice regarding our 2025 Annual Meeting which will include instructions on how to attend. Holders of Class A Stock will only be permitted to attend our 2025 Annual Meeting in “listen only” mode and will have no right to communicate, participate in or vote at our 2025 Annual Meeting or any adjournment of postponement thereof.

What if I have trouble accessing our 2025 Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser.

Participants should ensure that they have a strong WiFi connection wherever they intend to participate in our 2025 Annual Meeting.

We encourage you to access the meeting prior to the start time to allow time to resolve any technical issues that you might experience with logging in or participating in our 2025 Annual Meeting. Live technical support will be available if you have any problems accessing our Annual Meeting Website. If you need further assistance, you may call Local 1-888-724-2416 or International 1-781-575-2748.

What items of business will be voted on at our 2025 Annual Meeting?

There are four (4) items of business scheduled to be considered for a vote at our 2025 Annual Meeting:

•PROPOSAL 1: Election of five (5) Directors to our Board (the “Election of Directors”);

•PROPOSAL 2: Ratification of the appointment of Grant Thornton, LLP, retained by our Company’s Audit and Conflict Committee, as the Company’s registered Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2025 (“Independent Auditor Ratification Proposal”);

•PROPOSAL 3: Approval, on a non-binding, advisory basis, of the executive compensation of our named executive officers (the “Advisory Vote on Executive Officer Compensation Proposal”); and

•PROPOSAL 4: To transact such other business as may properly come before our 2025 Annual Meeting and any adjournment or postponement thereof.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•On PROPOSAL 1: “FOR” the election of each of our nominees to our Board;

•On PROPOSAL 2: “FOR” the Independent Auditor Ratification Proposal;

•On PROPOSAL 3: “FOR” the Advisory Vote on Executive Officer Compensation Proposal; and

•On PROPOSAL 4: “FOR” such other business that may come before our 2025 Annual Meeting.

What happens if additional matters are presented at our 2025 Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at our 2025 Annual Meeting. If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at our 2025 Annual Meeting, unless you indicate to the contrary on such proxy.

How will the meeting be conducted and how do I participate?

As a corporation organized under the laws of the State of Nevada, our Company is subject to the Nevada corporation laws codified in Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporation Law”). The Nevada Corporation Law provides for the conduct of virtual meetings, and our Class B stockholders’ remote participation at such a meeting via the procedures described in these materials is considered to be “participation” at that meeting for purposes of establishing a quorum, for voting and for all other purposes. The Nevada Corporation Law also requires that we verify the identity of each person participating through such means and provide our Class B stockholders a reasonable opportunity to participate in the meeting, to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. In order to satisfy these requirements, we have adopted certain registration requirements and communication provisions as further described in these materials.

As an initial step, in order to participate in our 2025 Annual Meeting, you will need to register in advance of the meeting if you did not hold shares of Class B Stock of record at October 14, 2025, and were therefore not automatically pre-registered by Computershare. If you own Class B shares held in the name of a Nominee, please make sure to follow the instructions in the section above – How do I Register to Participate in our 2025 Annual Meeting - in order to register for our 2025 Annual Meeting. We have adopted this registration procedure in order to assure the integrity of our 2025 Annual Meeting and the voting that takes place at that meeting and to comply with the Nevada Corporation Law. All registered Class B stockholders will be able to participate in our 2025 Annual Meeting webcast, ask a question and make nominations and vote online.

In accordance with our Bylaws, Margaret Cotter, as the Chair of the Board, will be the Presiding Officer of our 2025 Annual Meeting. S. Craig Tompkins has been designated by the Board to serve as Secretary for our 2025 Annual Meeting.

Ms. Margaret Cotter, Ms. Ellen Cotter, our President and Chief Executive Officer, and other members of management may address attendees following our 2025 Annual Meeting. Stockholders desiring to pose questions to our management are encouraged to send their questions to us, care of the Secretary of our Annual Meeting, in advance of our 2025 Annual Meeting, so as to assist our management in preparing appropriate responses and to facilitate compliance with applicable securities laws. Questions may be submitted to us in advance via email at AnnualMeeting@ReadingRDI.com or during the course of our 2025 Annual Meeting using the log-in and meeting text procedure.

The Presiding Officer has broad authority to conduct our 2025 Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting or bring matters before our 2025 Annual Meeting, which rules will be posted to our Annual Meeting Website. These rules reflect the fact that there will be no physical meeting, and that stockholder communications during the meeting will need to be made by text rather than orally. The Presiding Officer may exercise broad discretion in responding to such texts and in communicating such texts with other participants at the meeting. In light of the need to conclude our 2025 Annual Meeting within a reasonable period of time, there can be no assurance that every stockholder who wishes to communicate with us during the meeting will be able to do so or that every question will be answered. The Presiding Officer has authority, in her discretion, to recess or adjourn our 2025 Annual Meeting at any time. Only Class B stockholders are entitled to participate in our 2025 Annual Meeting. Any questions or disputes as to who may or may not participate in our 2025 Annual Meeting will be determined by the Presiding Officer.

Only such business as shall have been properly brought before our 2025 Annual Meeting shall be conducted. Pursuant to our governing documents and applicable Nevada law, in order to be properly brought before our 2025 Annual Meeting, such business must be brought, (i) by or at the direction of the Chair, or our Board, or (ii) by a Class  B stockholder.

Whether or not you have previous experience registering to participate in our virtual annual meetings, we encourage you to register as soon as possible, so as to allow time to take corrective action prior to the Registration Deadline in the event any issues should arise as to your registration. Also, if you are the beneficial owner, but not the record holder of shares of Class B Stock, you will need to obtain a valid proxy from the record holder of such Class B Stock in order to vote such shares electronically at our 2025 Annual Meeting, to nominate candidates to run for director and/or to bring non-agenda matters before the meeting. Beneficial owners of shares of Class B Stock will be permitted to participate in the meeting but, as noted above, they will need to obtain from the record holder a valid proxy.

If you register to participate in our 2025 Annual Meeting, you will be provided with a control number and a unique link that will allow you to log into our 2025 Annual Meeting and to receive streaming audio and video of the meeting. Upon completing your registration, you will receive further instructions via email. Please be sure to follow the instructions that will be delivered to your email approximately one (1) hour prior to the start of our 2025 Annual Meeting. Stockholders will be able to log into the meeting approximately fifteen (15) minutes prior to the start of the meeting. This log-in process will likely not be instantaneous, so please allow a reasonable amount of time to log-in prior to the scheduled 2:00 p.m. Eastern Time commencement time for our 2025 Annual Meeting.

Once logged-in, if you are a holder of record of Class B Stock or the holder of a valid proxy to vote shares of Class B Stock, you will be able to text questions or other communication to the Secretary of the Meeting (the “Meeting Text Function”). Any Class B Stockholder wishing to nominate a candidate for election to our Board, in addition to the candidates nominated by our Board, to comment on a matter before the meeting, or to bring a new matter before the meeting may do so using this Meeting Text Function. Note, the nomination of an individual to stand for election as a director will require (i) a second (which may also be provided by using the Meeting Text Function by any other Class B stockholder registered to participate in the meeting) and, (ii) prior to the stockholder vote, receipt by the Secretary of the Meeting of the signed consent of such nominee to stand for election and an undertaking by such nominee to serve as a director if so elected.

As customary with our physical annual meetings, no recording of the meeting will be permitted. By registering for and participating in our 2025 Annual Meeting you are agreeing not to make any such recording.

Am I eligible to vote?

You may vote your shares of Class B Stock at our 2025 Annual Meeting if you were a holder of record of Class B Stock on the Record Date. If, on the Record Date, your shares were held not in your name, but rather in an account at a Nominee, then you are the “beneficial owner” of such shares and you have the right to direct your Nominee regarding how to vote the shares in your account. As a beneficial owner of shares of Class B Stock, you are invited to participate in our 2025 Annual Meeting. However, if you are not a stockholder of record of such shares, you may not participate in, vote your shares, nominate candidates to run for director and/or bring non-agenda matters before our 2025 Annual Meeting, unless you obtain a valid proxy from your Nominee.

What should I do if I receive more than one copy of the proxy materials?

You may receive more than one copy of the proxy materials and/or multiple proxy cards (or VIFs). For example, if you hold your shares of Class B Stock in more than one brokerage account, you may receive a separate set of proxy materials or a separate VIF for each brokerage account in which you hold shares. If you are a stockholder of record and your shares of Class B Stock are registered in more than one name, you may receive a separate copy of the proxy materials or a separate proxy card under each name under which your shares are so registered.

To vote all of your shares of Class B Stock by proxy card, you must either (i) complete, date, sign and return each proxy card (and/or VIF) that you receive or (ii) vote over the Internet or by telephone the shares represented by each proxy card (and/or VIF) that you receive. Alternatively, if you are a record owner or hold a valid proxy to vote such shares, you can vote your shares yourself, in whole or in part, electronically at our 2025 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a broker, bank, trustee, agent or other nominee rather than directly in their own name. As summarized below, there are some differences in how stockholders of record and beneficial owners are treated.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you. As the stockholder of record of Class B Stock, you have the right to vote electronically at the meeting. If you choose to do so, you can vote electronically by participating in our 2025 Annual Meeting and using the voting function (the “Meeting Voting Function”) of the unique link provided to you after you log-in to our Annual Meeting Website. Even if you plan to participate in our 2025 Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to participate in our 2025 Annual Meeting. As a stockholder of record of Class B Stock, you are also entitled to nominate additional candidates for election to our Board and to bring before the meeting other matters proper for consideration by stockholders at our 2025 Annual Meeting.

Beneficial Owner. If you hold your shares through a Nominee rather than directly in your own name, you are considered the beneficial owner of such shares, and the proxy materials are being forwarded to you by your Nominee, who is the stockholder of record with respect to those shares. If you are the beneficial owner of shares of Class B Stock, while you are eligible to participate in our 2025 Annual Meeting, you must first obtain a valid proxy from your Nominee, giving you the right to register to attend and participate in the meeting and to vote the shares at the meeting. You will need to contact your Nominee to obtain a valid proxy in order to register to attend and participate in the meeting and to vote such shares using the Meeting Voting Function. Unless provided with proxy authority, beneficial owners of Class B Stock are not entitled to vote, to nominate additional candidates for election to our Board or to bring before the meeting any other matters for consideration by stockholders at our 2025 Annual Meeting.

How do I vote?

Proxies are solicited by our Board to give holders of record of our Class B Stock the opportunity to vote their shares, whether or not they participate in our 2025 Annual Meeting. If you are a holder of record of shares of our Class B Stock as of the Record Date, you have the right to vote such shares at our 2025 Annual Meeting. Beneficial owners, who are not the record owners of Class B Stock, will need to obtain a valid proxy from the record holder of such shares. Even if you plan to participate in our 2025 Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you decide later not to or for any reason cannot participate in our 2025 Annual Meeting.

You can vote by using any of the following methods:

•By Internet — Holders of record of our Class B Stock may submit proxies over the Internet by following the instructions on the proxy card. Beneficial owners of our Class B Stock who hold a valid proxy may vote by Internet by following the instructions on the VIF sent to them by their Nominee.

•By Telephone — Holders of record of our Class B Stock who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on the proxy card and following the instructions. Holders of record of our Class B Stock will need to have the control number that appears on their proxy card available when voting. Beneficial owners of our Class B Stock living in the United States or Canada and who have received a VIF by mail from their Nominee and who hold a valid proxy may vote by phone by calling the number specified on the VIF. Beneficial owners should check the VIF for telephone voting availability.

•By Mail — Holders of record of our Class B Stock who have received or downloaded a paper copy of a proxy card may submit proxies by completing, signing, and dating their proxy card and mailing it in the accompanying pre-addressed envelope. Beneficial owners of our Class B Stock who have received a VIF from their Nominee may return the VIF by mail as set forth on the VIF. Proxies submitted by mail must be received by the Inspector of Elections before the polls are closed for our 2025 Annual Meeting.

•By participating and using the Meeting Voting Function — Holders of record of our Class B Stock (and beneficial owners of our Class B Stock who have obtained a valid proxy) who register and participate in our 2025 Annual Meeting may vote electronically by using our Meeting Voting Function. Voting electronically at our 2025 Annual Meeting by registered holders or proxy holders will supersede any prior proxies or voting instructions. Class B stockholders are encouraged to vote their proxies by Internet, telephone or by completing, signing, dating and returning a proxy card or VIF as outlined above, but not by more than one method. If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is timely received by the Inspector of Elections will be counted, and any other vote will be disregarded.

What if my shares are held of record by an entity such as a corporation, limited liability company, general partnership, limited partnership or trust (an “Entity”), or in the name of more than one person, or I am voting in a representative or fiduciary capacity?

Shares held of record by an Entity. In order to vote shares on behalf of an Entity, you may need to provide evidence (such as a sealed or certified resolution) of your authority to vote such shares, unless you are listed as a record holder of such shares.

Shares held of record by a trust. The trustee of a trust is entitled to vote the shares held by the trust, either by proxy or by participating and voting electronically at our 2025 Annual Meeting. If you are voting as a trustee, and are not identified as a record owner of the shares, then you may need to provide suitable evidence of your status as a trustee of the record trust owner. If the record owner is a trust and there are multiple trustees, then if only one trustee votes, that trustee’s vote applies to all of the shares held of record by the trust. If more than one trustee votes, the votes of the majority of the voting trustees apply to all of the shares held of record by the trust. If more than one trustee votes and the votes are split evenly on any particular proposal, each trustee may vote proportionally the shares held of record by the trust.

Shares held of record in the name of more than one person. If only one individual votes, that individual’s vote applies to all of the shares held of record. If more than one person votes, the votes of the majority of the voting individuals apply to all of such shares. If more than one individual votes and the votes are split evenly on any particular proposal, each individual may vote such shares proportionally.

Shares held by a representative or fiduciary. A representative or fiduciary may only vote shares if they have been granted a valid proxy by the record holder of such shares.

How will my shares be voted if I do not give specific voting instructions?

If you are a Class B Stockholder and you:

•Indicate when voting on the Internet or by telephone or, if applicable, by using the Meeting Voting Function, that you wish to vote as recommended by our Board, then your shares will be so voted; or

•Sign and send in your proxy card and do not indicate how you want to vote, then the proxyholders will vote your shares in the manner recommended by our Board as follows:

oFOR each of the five (5) nominees for Director named below under “Proposal 1: Election of Directors;”

oFOR Proposal 2, the Independent Auditor Ratification Proposal;

oFOR Proposal 3, the Advisory Vote on Executive Officer Compensation Proposal; and

oFOR Proposal 4, such other business that may come before our 2025 Annual Meeting.

What is a broker non-vote and how is it counted?

If your shares are held by a broker on your behalf (that is, in so called “street name”), and you do not instruct the broker as to how to vote these shares on any “non-routine” proposals included in this Proxy Statement, your broker cannot exercise discretion to vote for or against those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. Applicable rules permit brokers to vote shares held in street name only on routine matters. Only Proposal 2, the Independent Auditor Ratification Proposal is a “routine proposal.” All other matters contained in this Proxy Statement for submission to a vote of the stockholders are considered “non-routine.” Accordingly, if your shares of Class B Stock are held in street name and if you do not give your broker instructions as to how to vote, your broker will only be able to exercise its discretion in the case of Proposal 2, and will not be permitted to vote on Proposal 1, Proposal 3 or Proposal 4.

How are “withhold authority” and “abstain” votes counted?

Proxies that are voted to “withhold authority” or “abstain” are included only to determine whether a quorum is present. If “withhold authority” or “abstain” is selected with respect to the election of directors, then such votes will have no impact on the election of directors, as the five (5) nominees receiving the highest number of affirmative votes will be elected. If “withhold authority” or “abstain” is selected on a matter to be voted on for which approval by a majority of the votes cast at the meeting is required (specifically, Proposal 2 (the Independent Auditor Ratification Proposal) and Proposal 3 (the Advisory Vote on Executive Officer Compensation Proposal), then such a selection would similarly not have an effect on the vote, since “withhold authority” and “abstain” votes do not count as votes cast on that matter.

How can I change my vote after I submit a proxy?

If you are a Class B Stockholder, there are three ways you can change your vote or revoke your proxy after it has been submitted:

•First, you may send a written notice to Reading International, Inc., postage or other delivery charges pre-paid, 189 Second Avenue, Suite 2S, New York, New York 10003, c/o Secretary of the Annual Meeting, stating that you revoke your proxy. To be effective, the Inspector of Elections must receive your written notice prior to the closing of the polls at our 2025 Annual Meeting.

•Second, you may complete and submit a new proxy in one of the manners described above under the caption, “How do I vote?” Any earlier proxies will be revoked automatically.

•Third, you may register for and participate in our 2025 Annual Meeting, and vote using the Meeting Voting Function.

How will we solicit proxies and who will pay the costs?

Our Board is soliciting proxies for our 2025 Annual Meeting from our Class B stockholders. We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We do not intend to hire a proxy solicitor to assist in the solicitation of proxies.

Is there a list of stockholders entitled to vote at our 2025 Annual Meeting?

The names of stockholders of record entitled to vote at our 2025 Annual Meeting will be available to persons registered to participate in our 2025 Annual Meeting for ten days prior to the meeting, at our New York office, 189  Second Avenue, Suite 2S, New York, New York 10003, between the hours of 9.00 a.m. and 5.00 p.m., Eastern Standard Time, for any purpose germane to our 2025 Annual Meeting. To arrange to view this list during the times specified above, please contact the Secretary of our 2025 Annual Meeting at (213) 235-2240.

What constitutes a quorum?

The presence by valid proxy or by virtual participation as provided in this Proxy Statement of the holders of record of a majority of our outstanding shares of Class B Stock will constitute a quorum at our 2025 Annual Meeting. Each share of our Class B Stock entitles the holder of record to one vote on all matters to come before our 2025 Annual Meeting.

How are votes counted and who will certify the results?

Computershare, Inc. will act as the independent Inspector of Elections and will determine whether a quorum is present, count the votes, evaluate the validity of proxies and electronic votes, and certify the results. The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the SEC within four business days following our 2025 Annual Meeting.

What is the vote required for a proposal to pass?

Proposal 1 (the Election of Directors): The five (5) nominees for election as Directors at our 2025 Annual Meeting who receive the highest number of “FOR” votes for the available Board seats will be elected as Directors. This is called plurality voting. Unless you indicate otherwise, the persons named as your proxies will vote your shares FOR all the nominees for Directors named in Proposal 1. If your shares are held by a broker or other nominee and you would like to vote your shares for the election of Directors in Proposal 1, you must instruct the broker or nominee to vote “FOR” for each of the candidates for whom you would like to vote. If you give no instructions to your broker or nominee, then your shares will not be voted and will not be counted in determining the election. Likewise, if you instruct your broker or nominee to “WITHHOLD,” then your vote will not be counted in determining the election. We are advised by the holders of approximately 72% of the Class B Stock that they currently intend to vote “FOR” the election of each of the candidates nominated by our Board. Accordingly, it is anticipated that each of these individuals will be elected.

Proposal 2 (the Independent Auditor Ratification Proposal): This proposal requires the “FOR” vote of a majority of the votes cast in order to pass. We are advised by the holders of approximately 72% of the Class B Stock that they currently intend to vote “FOR” this proposal. Accordingly, it is anticipated that the Independent Auditor Ratification Proposal will pass.

Proposal 3 (the Advisory Vote on Executive Officer Compensation Proposal): This proposal requires the “FOR” vote of a majority of the votes cast in order to pass. Because your vote is advisory, it will not be binding on us, our Board or our Compensation and Stock Options Committee (the “Compensation Committee”). However, the Board and our Compensation Committee, as applicable, will review the voting results and take them into consideration when making future decisions and recommendations regarding executive compensation. We are advised by the holders of approximately 72% of the Class B Stock that they currently intend to vote “FOR” this proposal. Accordingly, it is anticipated that the Advisory Vote on Executive Officer Compensation Proposal will pass.

Proposal 4 (the Other Business Proposal): To transact such other business as may properly come before our 2025 Annual Meeting and any adjournment or postponement thereof. The Board is currently unaware of any other such proposal.

Is my vote kept confidential?

Proxies, electronic votes and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties, except as may be necessary to meet legal requirements.

CORPORATE GOVERNANCE

Director Leadership Structure

Margaret Cotter is our Chair of the Board and also serves as our Executive Vice President – Real Estate Management and Development. Margaret Cotter has served as a director of our Company since 2002. Over that time, she has also been responsible for the management of our domestic live theatre properties and, has general oversight of all our U.S. real estate. At the present time, our Board continues to believe that having a Board Chair who is also a senior executive officer of our Company is in the best interests of our Company and our stockholders. This structure (i) continues the tradition of having a member of the Cotter family (which currently controls approximately 72% of the voting power of our Company) serve as Chair, a leadership structure in which many of our stockholders have invested, (ii) recognizes the ongoing value of Margaret Cotter as the head of our real estate operations, and also (iii) reflects the reality of our status as a “controlled company” under relevant Nasdaq Listing Rules, with Margaret Cotter having (a) sole voting control over 1,058,988 company shares of our Class B Stock1, and (b) shared voting power with her sister, Ellen M. Cotter over an additional 100,000 shares of our Class B Voting Stock, for voting power equal to approximately 69% of our outstanding voting stock.

Ellen M. Cotter is our Vice-Chair and also serves as our Chief Executive Officer and President. Prior to her appointment in 2015 as our Chief Executive Officer and President, she principally focused on the cinema operations aspects of our business, including the development of our various cinema assets. Ellen M. Cotter has sole voting and dispositive power over 50,000 shares of our Class B Stock and shared voting power and dispositive power with her sister, Margaret Cotter, over an additional 100,000 shares of our Class B Stock. In addition, Ellen M. Cotter is the direct owner of an additional 307,166 shares of Class B Stock, but has granted sole voting power and, pending the negotiation and execution of a more definitive stockholders agreement between them, shared dispositive power to Margaret Cotter.

Margaret Cotter and Ellen M. Cotter each have a substantial stake in our Company, directly owning, respectively, as of the date of this Proxy Statement, 853,718 shares of Class A Stock and 342,266 shares of Class B Stock, and 1,008,957 shares of Class A Stock and 357,166 shares of Class B Stock, respectively. In addition, Margaret Cotter and Ellen M. Cotter are the Co-Executors of the Estate of James J. Cotter, Sr. (the “Cotter Estate”) and Co-Trustees of the James J. Cotter, Sr. Living Trust (the “Cotter Living Trust”) which own respectively 326,800 and 1,163,649 shares of Class A Stock and, in the case of the Cotter Estate, 100,000 shares of Class B Stock. Margaret Cotter is, in addition, the sole-trustee of the James J. Cotter Education Trust #1 which holds 84,956 shares of Class A Stock and the designated trustee of a to-be formed trust for the benefit of her children which is to be funded with 327,808 shares of Class B Stock (currently is held in the name of the Cotter Estate but not included in the Cotter Estate holdings described above) and 81,747 shares of Class B Stock (currently held in the name of the Cotter Living Trust but not included in the Cotter Living Trust holdings described above).

Director Independence and Board Oversight Structure

Our Company has elected to take advantage of the “controlled company” exemption under applicable listing rules of the Nasdaq Capital Stock Market (the “Nasdaq Listing Rules”). Accordingly, our Company is exempted from the requirement to have a board of directors composed of at least a majority of independent directors, as that term is defined in the Nasdaq Listing Rules and SEC rules (“Independent Directors”) and to have an independent nominating committee and independent compensation committee. Nevertheless, our Board has for many years had a majority of Independent Directors, and is nominating a majority of Independent Directors for election to our Board this year. Also, the Charter of our Compensation and Stock Options Committee requires that all of the committee’s members be independent. In determining who is an Independent Director, we follow the definition in Section 5605(a)(2) of the Nasdaq Listing Rules. Under such rules, we consider the following Directors to be independent: Guy Adams, Dr. Judy Codding, and Douglas McEachern. Our Board annually reviews the independence of our Directors.

___________________

1. Pursuant to an interim agreement between Margaret Cotter and Ellen M. Cotter, Margaret Cotter has sole voting power and, pending the negotiation and execution of a more definitive stockholders’ agreement between them, shares dispositive power with Ellen M. Cotter over 307,166 of the Class B Stock owned directly by Ellen M. Cotter.

We currently have an Audit and Conflicts Committee (the “Audit Committee”) and a Compensation and Stock Options Committee (the “Compensation Committee”), each composed entirely of Independent Directors. Historically, our Lead Independent Director chairs meetings of the Independent Directors (typically held as a separate part of board meetings) and acts as liaison between our Chair, Chief Executive Officer and President and our Independent Directors

We also currently have a four-member Executive Committee composed of our Chair, Vice-Chair, the Chair of the Compensation Committee (Dr. Judy Codding) and our Lead Technology and Cyber Risk Director (Guy  W.  Adams). As a consequence of this structure, the concurrence of at least one non-management member of the Executive Committee is required in order for the Executive Committee to take action.

Our Board has (i) adopted a best practices charter for our Compensation Committee, (ii) adopted a best practices charter for our Audit Committee, (iii) completed, with the assistance of compensation consultants and outside counsel, a review of our compensation practices, (iv) adopted and updated a Code of Business Conduct and Ethics, (v) adopted and updated a Supplemental Insider Trading Policy restricting trading in our stock by our Directors and executive officers, (vi) adopted an Anti-Discrimination, Anti-Harassment and Anti-Bullying policy, (vii) adopted and updated a Whistleblower Policy, and (viii) adopted a Stock Ownership Policy, setting out minimum stock ownership levels for our directors and senior executives. With respect to that Stock Ownership Policy, based on current market conditions and challenges facing, (a) the exhibition industry, including the COVID-19 pandemic and the negative impact to the movie release schedule due to the 2023 Hollywood Strikes, and (b) the real estate industry, including the high interest rate environment and office leasing market, our Board has resolved to postpone compliance with the Stock Ownership Policy until December 31, 2026. Under our Amended and Restated Supplemental Insider Trading Policy, our Directors and executive officers are restricted from engaging in certain forms of hedging transactions, such as zero-cost collars, equity swaps, prepaid variable forward contracts and exchange funds.

Since 2019, when the Compensation Committee has sought advice from an independent compensation consultant, the Compensation Committee has engaged AON. Prior to its appointment, the Compensation Committee concluded that AON was independent pursuant to SEC rules and the Nasdaq Listing Standards. The Compensation Committee consults with AON from time to time as needed.

In recognition of the special risks involved with technology and cyber security, Director Guy W. Adams has been appointed to serve as our Lead Technology and Cyber Risk Director.  In this role, Director Adams serves as our Board’s liaison with our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Information Officer and General Counsel in connection with the assessment of our Company’s technology and cyber security needs and the implementation of appropriate policies and procedures to meet those needs.  He ensures that relevant information is brought to our Board, coordinates the timely presentation of such information to, and facilitates the consideration of such information by all directors.

We believe that our Directors bring a broad range of leadership experience to our Company and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of our Company. We believe that all Board members are well-engaged in their responsibilities and that all Board members express their views and consider the opinions expressed by other Directors. Our Independent Directors are involved in the leadership structure of our Board by serving on our Executive Committee, our Audit Committee and our Compensation Committee, each of which has a separate independent Chair. Nominations to our Board for our 2025 Annual Meeting were made by our entire Board. Each of the nominees received the unanimous vote of the Independent Directors and each such nominee abstained with respect to his or her own nomination.

Board’s Role in Risk Oversight

Our management is responsible for the day-to-day management of risks we face as a company, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board plays an important role in risk oversight at our Company through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular period reports by the Board and its committees on topics relating to the risks that our Company faces, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of our Company’s business by the Audit Committee and the Compensation

Committee with input from the Lead Technology and Cyber Risk Director, and (4) review of regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board also relies on management to bring significant risks impacting our Company to the attention of the Board.

“Controlled Company” Status

Under Section 5615(c)(1) of the Nasdaq Listing Rules, a “controlled company” is a company in which more than 50% of the voting power for the election of Directors is held by an individual, a group, or another company. As of the date of this Proxy Statement, Chair Margaret Cotter holds sole voting power over 1,058,988 shares of our Class B Stock, representing 63% of such shares outstanding. Together, Chair Margaret Cotter and Vice-Chair Ellen M. Cotter have voting power, as of the Record Date, over 1,208,988 shares, representing approximately 72% of our outstanding Class B Stock. Our Class A Stock does not have voting rights. Under applicable Nevada Law the holders of shares representing 2/3rds of the outstanding voting stock can, either by written consent or at a meeting, remove any and all directors. Based on advice of counsel, our Board has determined that the Company is therefore a “controlled company” within the Nasdaq Listing Rules.

After reviewing the benefits and detriments of taking advantage of the exemptions to certain corporate governance rules available to a “controlled company” as set forth in the Nasdaq Listing Rules, our Board has determined to take advantage of those exemptions. In reliance on a “controlled company” exemption, the Company does not maintain a separate standing Nominating Committee. The Company nevertheless at this time maintains a Board composed of a majority of Independent Directors, and an Audit Committee and Compensation Committee each composed entirely of Independent Directors and has no present intention to vary from that structure. Our Board, consisting of a majority of Independent Directors, approved each of the nominees for our 2025 Annual Meeting. See “Consideration and Selection of the Board's Director Nominees,” below.

Board Committees

Our Board has a standing Executive Committee, Audit Committee, and Compensation Committee. These committees are discussed in greater detail below.

Executive Committee. Our Executive Committee operates pursuant to a resolution adopted by our Board and is currently composed of Director Guy W. Adams, who serves as Chair, Dr. Judy Codding, who serves as Chair of the Compensation Committee, Chair Margaret Cotter, and Vice-Chair Ellen M. Cotter. As a consequence of this structure, the concurrence of at least one non-management member of the Executive Committee is required in order for the Executive Committee to take action. Pursuant to that resolution, the Executive Committee is authorized, to the fullest extent permitted by Nevada law and our Bylaws, to take any and all actions that could have been taken by the full Board between meetings of the full Board.

Lead Independent Director. Director Doug McEachern currently serves as our Lead Independent Director. Historically, our Lead Independent Director chairs meetings of the Independent Directors (typically held as a separate part of many of our board meetings) and acts as liaison between our Chair, Chief Executive Officer and President and our Independent Directors.

Audit Committee. Our Audit Committee operates pursuant to its charter which is available on our website at www.investor.readingrdi.com/corporate-governance/governance-overview. The Audit Committee is responsible for, among other things, (i) reviewing and discussing with management the Company’s financial statements, earnings press releases and all internal controls reports, (ii) appointing, compensating and overseeing the work performed by the Company’s independent auditors, (iii) reviewing with the independent auditors the findings of their audits; and (iv) reviewing, considering, negotiating and approving or disapproving related party transactions (see the discussion in the section entitled “Certain Relationships and Related Party Transactions” below).

Our Board has determined that the Audit Committee is composed entirely of Independent Directors (as defined in section 5605(a)(2) of the Nasdaq Listing Rules) and Rule 10A-3(b)(1) of the Exchange Act, and that Director Douglas McEachern, the Chair of our Audit Committee, is an Independent Director who meets the foregoing guidelines and is qualified as an Audit Committee Financial Expert. Our Audit Committee is currently composed of Director McEachern, Director Dr. Judy Codding and Director Guy Adams.

Compensation Committee. Our Board has established a standing Compensation Committee consisting of our three (3) Independent Directors. Director Dr. Judy Codding, who serves as Chair, Director Guy Adams and Director Douglas McEachern. As a “controlled company,” we are exempt from the Nasdaq Listing Rules regarding the determination of executive compensation solely by independent directors, who additionally meet the heightened independence requirements specific to compensation committee members. Notwithstanding such exemption, we adopted a Compensation Committee charter requiring our Compensation Committee members to meet the independence rules and regulations of the SEC and the Nasdaq. Our Compensation Committee charter is available on our website at https://investor.readingrdi.com/corporate-governance/governance-overview.

Pursuant to its charter, the Compensation Committee has delegated authority to establish the compensation for all executive officers, including the Chief Executive Officer and President. However, pursuant to the charter, compensation decisions related to Ellen Cotter or Margaret Cotter are subject to review and approval by the Board, so our Compensation Committee makes recommendations for Ellen Cotter and Margaret Cotter, subject to the approval of the Board. In addition, the Compensation Committee, among other things, (i) establishes the Company’s general compensation philosophy and objectives (in consultation with management), (ii) approves and adopts on behalf of the Board incentive compensation and equity-based compensation plans, subject to stockholder approval as required, and (iii) performs other compensation related functions as delegated by our Board.

Consideration and Selection of the Board’s Director Nominees

Our Company has elected to take advantage of the “controlled company” exemption under applicable Nasdaq Listing Rules. Accordingly, the Company does not maintain a standing Nominating Committee. Our Board, consisting of a majority of Independent Directors, approved each of the Board nominees for our 2025 Annual Meeting.

Our Board does not have a formal policy with respect to the consideration of Director candidates recommended by our stockholders. No non-Director stockholder has, in more than the past decade, made any formal proposal or recommendation to the Board as to potential nominees.  Neither our governing documents nor applicable Nevada law place any restriction on the nomination of candidates for election to our Board directly by our Class B stockholders. In light of the facts that (i) we are a “controlled company” under the Nasdaq Listing Rules and exempted from the requirements for an independent nominating process, and (ii) our governing documents and Nevada law place no limitation upon the direct nomination of Director candidates by our Class B stockholders, our Board believes there is no need for a formal policy with respect to Director nominations.

Our Directors have not adopted any formal criteria with respect to the qualifications required to be a Director or the particular skills that should be represented on our Board, other than the need to have at least one Director and member of our Audit Committee who qualifies as an “Audit Committee Financial Expert,” and have not historically retained any third party to identify or evaluate or to assist in identifying or evaluating potential nominees. Currently, we have no policy of considering diversity or any other specific criteria in identifying Director nominees.

Our Board has resolved to nominate all five (5) of our incumbent Directors, named in Proposal 1, for election as Directors of our Company at our 2025 Annual Meeting.

Each of the nominees named in Proposal 1 received the unanimous approval of the Directors, with each such nominee abstaining as to his or her nomination.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) designed to help our Directors and employees resolve ethical issues. Our Code of Conduct applies to all Employees, Officers and Directors, including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and the Controller and all persons performing similar functions. Our Code of Conduct is posted on our website at https://investor.readingrdi.com/governance/governance-documents/default.aspx.

Our Board has established a means for employees to report a violation or suspected violation of the Code of Conduct anonymously. In addition, we have adopted an “Amended and Restated Whistleblower Policy and Procedures,” which is posted on our website, at www.investor.readingrdi.com/corporate-governance/governance-overview, that establishes a process by which employees may anonymously disclose to our Principal Compliance Officer (currently the Chair of our Audit Committee) alleged fraud or violations of accounting, internal accounting controls or auditing matters.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee charter delegates to that committee responsibility for review and approval of transactions between our Company and our Directors, Director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest. A copy of this charter is available at www.investor.readingrdi.com/corporate-governance/governance-overview. For additional information, see the section entitled “Certain Relationships and Related Party Transactions.”

PROPOSAL 1: Election of Directors

Nominees for Election

Five (5) directors are to be elected at our 2025 Annual Meeting to serve until the Annual Meeting of Stockholders to be held in 2026 or until their successors are duly elected and qualified. Unless otherwise instructed, the proxyholders will vote the proxies received by us “FOR” the election of the nominees below, all of whom currently serve as Directors. The five (5) nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present and entitled to vote will be elected Directors.

The names of the nominees for Director, together with certain information regarding them, are as follows:

Name	Age	Position
Margaret Cotter	57	Chair of the Board and Executive Vice President, Real Estate Management and Development (1)
Ellen M. Cotter	59	Vice-Chair, Chief Executive Officer and President (1)
Guy W. Adams	74	Director (2)(3)(5)(6)
Dr. Judy Codding	80	Director (1)(2)(8)
Douglas J. McEachern	74	Director (3)(6)(7)

(1) Member of the Executive Committee.

(2) Member of the Audit and Conflicts Committee.

(3) Member of the Compensation and Stock Options Committee.

(4) Lead Independent Director.

(5) Lead Technology and Cyber Risk Director.

(6) Chair of the Executive Committee.

(7) Chair of the Audit and Conflicts Committee.

(8) Chair of Compensation and Stock Options Committee.

Margaret Cotter. Chair Margaret Cotter joined our Board on September 27, 2002, and currently serves as a member of our Executive Committee. She was elected Chair of our Board on December 8, 2020. Prior to this, Chair Cotter served as the Vice-Chair of our Board from August 7, 2014 to December 7, 2020. Since March 10, 2016, Chair Cotter was appointed by the Board as Executive Vice President-Real Estate Management and Development, at which time Chair Cotter became a full-time employee of our Company. Prior to 2016, Chair Cotter was the owner and President of OBI, LLC ("OBI"), which from 2002 until her appointment as Executive Vice President-Real Estate Management and Development, managed our live theatre operations under a management agreement, served as President of Liberty Theaters, LLC and provided management and various services regarding the development of our New York theatre and cinema properties. The OBI management agreement was terminated with the appointment of Chair Cotter as Executive Vice President-Real Estate Management and Development. In her position, Chair Cotter oversees the day-to-day development, management and leasing of our 44 Union Square property and other New York and Pennsylvania real estate holdings. Chair Cotter is also the President of our Live Theatres business and manages our live theatre operations. Chair Cotter has produced theatrical shows in Chicago and New York and was a long-term board member of the League of Off-Broadway Theaters and Producers.

Chair Cotter, a former prosecutor for the Brooklyn District Attorney in New York, graduated from Georgetown University and Georgetown University Law Center.

She is the sister of Vice-Chair Ellen M. Cotter. Chair Cotter is a Co-Executor of her father's estate, which is the record owner of Class A Non-Voting Common Stock and Class B Voting Common Stock. Chair Cotter is also a Co-Trustee of the James J. Cotter Living Trust (“Cotter Trust”), a Co-Trustee of the James J. Cotter Foundation (“Cotter Foundation”), and the Sole Trustee of the James J. Cotter Education Trust #1, each of which is a record holder of shares of Class A Non-Voting Common Stock. Chair Cotter holds various positions in her family's agricultural enterprises. She is a director of Cecelia Packing Corporation (a Cotter family-owned citrus grower, packer and marketer). In her capacity as the Co-Executor of the Estate of James J. Cotter (“Cotter Estate”), Chair Cotter (together with her sister and Co-Executor, Ellen M. Cotter) holds various positions in various real estate entities that are part of her father’s estate, which include, without limitation, acting as the 50% Cotter general partner of Sutton Hill Associates, which is the parent company of Sutton Hill Capital, L.L.C.

Chair Cotter brings to the Board her extensive experience as a live theatre operator, practical knowledge of managing unique entertainment properties, being an active member of the New York theatre community, and her insights into theatrical production trends. In addition, her oversight and management of our various real estate assets for over twenty-six (26) years supports Chair Cotter’s ability to contribute to the strategic direction and operation of our assets.

Chair Cotter, a significant stakeholder in our Company, has sole voting control over 1,058,988 shares of Class B Stock and shared voting power with Ellen M. Cotter over 100,000 shares of Class B Stock, collectively representing 69% of the outstanding Class B stock of the Company.

Guy W. Adams. Director Guy W. Adams joined our Board on January 14, 2014, and currently serves as, (i) the Chair of our Executive Committee, (ii) a member of our Audit Committee, (iii) a member of our Compensation Committee and, (iv) as our Lead Technology and Cyber Risk Director.

Since 2019, Director Adams has served as the Chairman of the Board of Avem Health Partners, Inc., a healthcare management company. For more than the past twenty-three (23) years, Director Adams has been, (i) a Managing Member of GWA Capital Partners, LLC, (ii) a Managing Member of GWA Advisors, LLC, making investments in and acting as an advisor to privately held companies, and (iii) has served as an independent director on the boards of directors of Lone Star Steakhouse & Saloon, Mercer International, Exar Corporation and Vitesse Semiconductor. At these companies, Director Adams has held a variety of board positions, including lead director, audit committee Chair and compensation committee Chair. Director Adams has spoken on corporate governance topics before such groups as the Council of Institutional Investors, the USC Corporate Governance Summit and the University of Delaware Distinguished Speakers Program. Director Adams provides investment advice to private clients and currently invests his own capital in public and private equity transactions.

For a few years prior to the passing of Mr. James J. Cotter, Sr. on September 13, 2014, and through a certain period of the administration of the Cotter Estate, Director Adams, in his individual capacity, served as an advisor to Mr. James J. Cotter, Sr. providing advisory services to various enterprises now owned by either the Cotter Estate or the Cotter Trust. Until 2018, Director Adams also provided services to captive insurance companies, owned in equal shares by Chair Cotter, Vice-Chair Cotter, and Mr. James J. Cotter, Jr., that provided insurance for the Cotter family agricultural activities.  Director Adams received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University and his Master of Business Administration from Harvard Graduate School of Business Administration.

Director Adams brings many years of experience serving as an independent director on public company boards, and in investing and providing financial advice with respect to investments in public companies. In December 2017, Director Adams was recognized as a Governance Fellow for the National Association of Corporate Directors, The Gold Standard Director Credential®.

Dr. Judy Codding. Dr. Judy Codding joined our Board on October 5, 2015, and currently serves as, (i) the Chair of our Compensation Committee, (ii) a member of our Audit Committee, and (iii) a member of our Executive Committee. Director Codding is a globally respected education leader.

Beginning in January 2025, Director Codding serves as the Chief Executive Officer of a nonprofit education company, Triangle Learning Community. From October 2010 until October 2015, she served as the Managing Director of "The System of Courses," a division of Pearson, PLC (NYSE: PSO), one of the largest education companies in the world that provides educational products and services to institutions, governments and individual learners. Prior to that time, Director Codding served as the Chief Executive Officer and President of America's Choice, Inc., which she founded in 1998, and which was acquired by Pearson in 2010. America's Choice, Inc. was a leading education company offering comprehensive, proven solutions to the complex problems educators face in the era of accountability.

Director Codding received a Doctorate in Education from the University of Massachusetts at Amherst, completed postdoctoral work and served as a teaching associate in Education at Harvard University, where she taught graduate-level courses focused on moral leadership. Director Codding has served on various boards, including the Board of Trustees of Curtis School, Los Angeles, CA (since 2011) and the Board of Trustees of Educational Development Center, Inc. (since 2012).

Through family entities, Director Codding has been and continues to be involved in the real estate business in Florida and the exploration of mineral, oil and gas rights in Maryland and Kentucky. Director Codding brings to our Board her experience as an entrepreneur, a chief executive officer, an author, advisor and researcher in the areas of leadership training and decision-making, as well as her experience in the real estate business.

Ellen M. Cotter. Vice-Chair Ellen M. Cotter joined our Board on March 13, 2013, and currently serves as a member of our Executive Committee. Vice-Chair Cotter served as Chair of our Board from August 7, 2014, until December 7, 2020. She served as our interim Chief Executive Officer and President from June 12, 2015, until January 8, 2016, when she was appointed our permanent Chief Executive Officer and President. She joined our Company in March 1998. Vice-Chair Cotter is the sister of Chair Margaret Cotter.

Vice-Chair Cotter is also a director of Cecelia Packing Corporation. In her capacity as the Co-Executor of the Cotter Estate, Vice-Chair Cotter (together with her sister and Co-Executor, Margaret Cotter) holds various positions in various real estate entities that are part of her father’s estate, which include, without limitation, acting as the 50% general partner of Sutton Hill Associates, which is the parent company of Sutton Hill Capital, L.L.C.

Vice-Chair Cotter is a graduate of Smith College and holds a Juris Doctor from Georgetown University Law Center. Prior to joining our Company, Vice-Chair Cotter spent four years in private practice as a corporate attorney with the law firm White & Case in New York City. Prior to being appointed as our Chief Executive Officer and President, Vice-Chair Cotter served for more than ten years as the Chief Operating Officer ("COO") of our domestic cinema operations, in which capacity she had, among other things, responsibility for the acquisition and development, marketing and operation of our cinemas in the United States. Prior to her appointment as COO of Domestic Cinemas, she spent a year in Australia and New Zealand, working to develop our cinema and real estate assets in those countries. In recognition of her contributions to the independent film industry, Vice-Chair Cotter was awarded the first Gotham Appreciation Award at the 2015 Gotham Independent Film Awards. She was also inducted into the Show East Hall of Fame that same year. In recognition of her contributions to the movie cinema exhibition industry, Vice-Chair Cotter was honored at The Motion Picture Club Charity Event in June 2023 in New York City.

Vice-Chair Cotter has been a valuable liaison to the film industry. Vice-Chair Cotter brings to our Board more than twenty-seven (27) years of experience working in our Company's cinema operations, both in the United States and Australia. She has also served as the Chief Executive Officer of the subsidiary that operates substantially all of our cinemas in Hawaii and California. Vice-Chair Cotter is a significant stakeholder in our Company.

Douglas J. McEachern. Director Douglas J. McEachern joined our Board on May 17, 2012, and currently serves as, (i) the Chair of our Audit Committee, a position he has held since August 1, 2012, (ii) a member of our Compensation Committee, and (iii) as our Lead Independent Director.

Presently Director McEachern serves as a director and Vice President of Foothill Affordable Housing Foundation, a non-profit organization dedicated solely to the creation and preservation of affordable housing. Director McEachern has served as a member of the board and the audit and compensation committees for Willdan Group, a Nasdaq-listed engineering company, from 2009 until June 2022. From June 2011 until October 2015, he was a director of Community Bank in Pasadena, California, and a member of its audit committee. Director McEachern served as the Chair of the board of Community Bank from October 2013 until October 2015 and was a member of the finance committee of the Methodist Hospital of Arcadia. From September 2009 to December 2015, he served as an instructor of auditing and accountancy at Claremont McKenna College.

Director McEachern was an audit partner from July 1985 to May 2009 with the audit firm Deloitte & Touche, LLP, with client concentrations in financial institutions and real estate. He was also a Professional Accounting Fellow with the Federal Home Loan Bank board in Washington DC from June 1983 to July 1985. From June 1976 to June 1983, Director McEachern was a staff member and subsequently a manager with the audit firm of Touche Ross & Co. (predecessor to Deloitte & Touche, LLP).

Director McEachern received a B.S. in Business Administration in 1974 from the University of California, Berkeley, and an M.B.A. in 1976 from the University of Southern California. Director McEachern brings to our Board his more than forty-seven (47) years’ experience meeting the accounting and auditing needs of financial institutions and real estate clients, including our Company. Director McEachern also brings his experience reporting as an independent auditor to the boards of directors of a variety of public reporting companies and as a board member himself for various companies and not-for-profit organizations.

Meeting Attendance

Our Board held twenty-one (21) meetings in 2024. The Audit Committee held four (4) meetings, the Compensation Committee held six (6) meetings and the Executive Committee did not hold any meetings in 2024. Each director attended at least 75% of these Board meetings and at least 75% of the meetings of all of the above referenced committees on which he or she served. We encourage, but do not require, our Board members to attend our 2025 Annual Meeting. All of our incumbent Directors attended the 2024 Annual Meeting.

Compensation of Directors

During 2024, we paid our non-employee Directors a combination of (a) base annual cash fees for service as Directors; (b) base and special fees for service as members of standing and special committees; (c) base cash fees for service as Chair of committees and (d) equity compensation for service as Directors in the form of stock options, each of which are set forth in more detail below in the “Director Compensation Table.”

Director Compensation Table

The following table sets forth information concerning the compensation paid to Directors in 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Guy W. Adams	82,500(3)	70,000(2)	--	152,500
Dr. Judy Codding	82,500(4)	70,000(2)	--	152,500
Douglas J. McEachern	82,500(5)	70,000(2)	--	152,500

(1)Fair value of the award computed in accordance with FASB ASC Topic 718. Awards were issued as stock options.

(2)The following table sets forth the number of stock options granted on December 5, 2024. The options will vest in full on December  4, 2025. Each stock option represents the right to acquire one share of Class A Non-Voting Common Stock.

Guy W. Adams	78,384
Dr. Judy Codding	78,384
Douglas McEachern	78,384

(3)Represents payment of Base Director Fee of $50,000, Audit Committee Member Fee of $10,000, Compensation Committee Member Fee of $7,500 and Lead Technology and Cyber Risk Director Fee of $15,000.

(4)Represents payment of Base Director Fee of $50,000, Compensation Committee Chair Fee of $22,500, Audit Committee Member Fee of $10,000.

(5)Represents payment of Base Director Fee of $50,000, Audit Committee Chair Fee of $20,000, Compensation Committee Member Fee of $7,500 and Lead Independent Director Fee of $5,000.

2024 and Future Outside Director Compensation2

Our Board requested our Compensation Committee to evaluate our Company's compensation policy for outside directors and to establish a plan that encompasses sound corporate practices consistent with the best interests of our Company. Our Compensation Committee periodically reviews, evaluates, revises and recommends the adoption of new compensation arrangements for executive and management officers and outside directors of our Company. In past years, the Compensation Committee retained the international compensation consulting firm of AON as its advisor in this process and has also relied on our outside legal counsel, Greenberg Traurig, LLP.

After input was received, reviewed, discussed and considered by our Compensation Committee in 2020, and taking into account, among other things, our efforts to reduce cash expenses and consolidation of workloads in

____________________

2 There is no Chair or Vice-Chair Director fee where the position is held by an Executive Officer of the Company.

light of the reduction in our Board from seven to five directors, our Compensation Committee recommended and our Board authorized that the following annual compensation for our non-employee directors for 2024:

oThe Board Base Director fee was $50,000.

oThe Committee Chair retainers were $20,000 for our Audit Committee and $22,500 for our Compensation Committee.

oThe committee member fees were $10,000 for our Audit Committee, $7,500 Compensation Committee and a “per meeting fee” for our Executive Committee and Special Independent Committee.

oThe Lead Independent Director fee was $5,000.

oThe Lead Technology and Cyber Risk Director fee was $15,000.

Vote Required

The five (5) nominees receiving the greatest number of votes cast at our 2025 Annual Meeting will be elected to the Board.

The Board has nominated each of the nominees discussed above to hold office until our 2026 Annual Meeting of Stockholders (our “2026 Annual Meeting”) and thereafter until his or her respective successor has been duly elected and qualified. Each nominee has agreed to be nominated and, if elected, to serve as a director of our Company. The Board has no reason to believe that any nominee will be unable or to serve and all nominees named have consented to serve if elected.

Chair Margaret Cotter and Vice-Chair Ellen Cotter, who hold, in the aggregate, voting control over 1,208,988 shares, or approximately 72% of our outstanding Class B Stock, have informed the Board that they intend to vote these shares in favor of the nominees named in this Proxy Statement for election to the Board discussed under Proposal 1 (the Election of Directors).

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton, LLP (“Grant Thornton”) as our Company’s independent registered public accounting firm to audit the consolidated financial statements of our Company for the year ending December 31, 2025. Grant Thornton was engaged as our independent registered public accounting firm for the years ended December 31, 2011 thru December 31, 2024. Our Company is seeking stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm for year ending December 31, 2025.

Stockholder ratification of the appointment of Grant Thornton is not required by our bylaws or otherwise. However, we are submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will consider whether or not to retain Grant Thornton. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our Company and stockholders.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Chair Margaret Cotter and Vice-Chair Ellen Cotter, who hold, in the aggregate, voting control over 1,208,988 shares, or approximately 72% of our outstanding Class B Stock, have informed the Board that they intend to vote these shares in favor of the ratification of appointment of Grant Thornton as our Company’s registered independent public accounting firm discussed under Proposal 2 (the Independent Auditor Ratification Proposal).

Recommendation of the Board

The Board OF DIRECTORS recommends a vote “FOR” APPROVAL OF THE independent AUDITOR RATIFICATION PROPOSAL.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") requires that our stockholders have the opportunity to cast a non-binding, advisory vote regarding the approval of the compensation of our “named executive officers” as disclosed in this Proxy Statement. A description of the compensation paid to these individuals is set out below under the heading, “Executive Compensation.”

We believe that our compensation policies for the named executive officers are designed to attract, motivate, and retain talented executive officers and are aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay” vote, gives our stockholders the opportunity to approve or not approve the compensation of each of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution).

At our 2024 Annual Meeting of Stockholders held on December 7, 2024, we held an advisory vote on executive compensation. Our stockholders voted in favor of our Company’s executive compensation. Our Board and our Compensation Committee reviewed the results of the advisory vote on executive compensation in 2024 and, as the vote approved our executive compensation for 2024, we did not make any changes to our compensation based on the results of the vote.

As required by Section 14A of the Securities Exchange Act of 1934, this proposal seeks a stockholder advisory vote on the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“RESOLVED, that the holders of the Company’s Class B Stock approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for our 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative disclosures.”

This vote is advisory in nature and therefore is not binding on our Board or our Compensation Committee. However, our Board and our Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements. Furthermore, this vote is not intended to address any specific item of compensation, but rather the overall compensation of our “named executive officers” and our general compensation policies and practices.

Vote Required

The approval of this proposal requires the number of votes cast in favor of this proposal to exceed the number of votes cast in opposition to this proposal.

Chair Margaret Cotter and Vice-Chair Ellen Cotter, who hold, in the aggregate, voting control over an aggregate of 1,208,988 shares, or approximately 72% of our outstanding Class B Stock, have informed the Board that they intend to vote these shares in favor of the advisory vote on the “say on pay” for our “named executive officers” discussed under Proposal 3 (the Advisory Vote on Executive Officer Compensation Proposal).

Recommendation of the Board

The Board OF DIRECTORS recommends a vote “FOR” the approval OF THE ADVISORY VOTE ON EXECUTIVE OFFICER compensation proposal.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee of our Board with respect to our audited financial statements for the fiscal year ended December 31, 2024.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The purpose of the Audit Committee is to assist our Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by our Board. The charter is reviewed periodically and subject to change, as appropriate. The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Grant Thorton, our independent auditors. Management is responsible for: the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Grant Thornton LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees”. In addition, Grant Thornton LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Grant Thornton LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with and representations from management and Grant Thornton referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and our independent registered public accounting firm.

In giving its recommendation to our Board, the Audit Committee relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Respectfully submitted by the Audit Committee. Douglas J. McEachern, Chair Dr. Judy Codding Guy W. Adams

BENEFICIAL OWNERSHIP OF SECURITIES

Except as described below, the following table sets forth the shares of Class A Stock and Class B Stock beneficially owned on the Record Date (October 14, 2025) by:

•each of our Directors;

•each of our current named executive officers (“NEOs”) set forth in the Summary Compensation Table of this Proxy Statement;

•each person known to us to be the beneficial owner of more than 5% of our Class B Stock; and

•all of our Directors and executive officers as a group.

Except as noted, and except pursuant to applicable community property laws, we believe that each beneficial owner has sole voting power and sole investment power with respect to the shares shown. An asterisk (*) denotes beneficial ownership of less than 1%.

	Amount and Nature of Beneficial Ownership (1)
	Class A Stock (non-voting)		Class B Stock (voting)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Stock	Number of Shares	Percentage of Stock
Directors and NEOs
Margaret Cotter (2) (8)	2,661,759	12.7%	1,158,988	69.0%
Ellen M. Cotter (3) (8)	3,086,656	14.3%	457,166	27.2%
Guy W. Adams (4)	225,751	*	--	--
Dr. Judy Codding (5)	210,233	*	--	--
Douglas J. McEachern (6)	215,608	*	--	--
S. Craig Tompkins (7)	263,066	*	--	--

Greater than 5% Stockholders
James J. Cotter Living Trust (8) c/o Reading International, Inc. 189 Second Avenue Suite 2S New York, New York 10003	1,163,649	5.5%	--	--
Estate of James J. Cotter, Sr. (Deceased) (8) c/o Reading International, Inc. 189 Second Avenue Suite 2S New York, New York 10003	326,800	1.6%	100,000	6.0%
Mark Cuban (9) 1229 Slocum Street Dallas, Texas 75207	-	*	172,355	10.3%
GAMCO (10) One Corporate Center Rye, New York 10580	518,100	2.5%	123,930	7.4%
All Directors and executive officers as a group (14 persons) (11)	6,151,215	29.2%	1,208,988	71.9%

(1)Percentage ownership is determined based on 21,036,670 shares of Class A Non-Voting Common Stock and 1,680,590 shares of Class B Voting Common Stock outstanding as of October 14, 2025. Beneficial ownership has been determined in accordance with SEC rules. Shares subject to options, RSUs or PRSUs that are currently exercisable or that have vested, or that will become exercisable or have vested within 60 days, following the date as of which this information is provided, are deemed to be beneficially owned by the person holding the options, RSUs or PRSUs and are deemed to be outstanding in computing the percentage ownership of that person, but not in computing the percentage ownership of any other person.

(2)The Class A Non-Voting Common Stock shown includes 853,718 shares held directly and 129,885 shares subject to stock options. The Class A Non-Voting Common Stock shown also includes 84,956 shares held by the James J. Cotter Education Trust #1. Margaret Cotter is sole Trustee of the James J. Cotter Education Trust #1 and, as such, is deemed to beneficially own such shares. The Class A Non-Voting Common Stock shown includes 326,800 shares of Class A Non-Voting Common Stock that are part of the Cotter Estate. As Co-Executors of the Cotter Estate, Margaret. Cotter and Ellen M. Cotter are each deemed to beneficially own such shares. The shares of Class A Non-Voting Common Stock shown includes 1,163,649 shares held by the Cotter Living Trust. See footnote 5 to this table for information regarding beneficial ownership of the shares held by the Cotter Estate and/or the Cotter Living Trust. As Co-Trustees of the Living Trust, Margaret Cotter and Ellen Cotter are each deemed to beneficially own such shares. The Class A Non-Voting Common Stock shown also includes 102,751 shares held by the Cotter Foundation, of which Margaret Cotter and Ellen M. Cotter are Co-Trustees and accordingly each deemed a beneficial owner.

The Class B Voting Common Stock shown include 342,266 shares owned directly by Margaret Cotter, 100,000 of shares of Class B Voting Common Stock held by the Cotter Estate, 307,166 shares owned by Ellen M. Cotter but as to which Ellen M. Cotter has granted sole voting power and, pending negotiation and execution of a definitive stockholders agreement between them, shared dispositive power to Margaret Cotter, and 409,555 shares held of record by the Cotter Estate and/or the Cotter Living Trust, approved for distribution to a to-be-formed trust for the benefit of the children of Margaret Cotter and over which Margaret Cotter has sole voting and dispositive power. Margaret Cotter disclaims beneficial ownership of the shares held by the James J. Cotter Education Trust #1, the Cotter Foundation, the Cotter Estate and the Cotter Living Trust, except to the extent of her pecuniary interest, if any, in such shares.

(3)The Class A Non-Voting Common Stock shown includes 1,008,957 shares held directly and 484,499 shares subject to stock options. The Class A Non-Voting Common Stock shown also includes 102,751 shares held by the Cotter Foundation of which Ellen M. Cotter and Margaret Cotter are Co-Trustees and accordingly, are each deemed to own such shares. The Class A Non-Voting Common Stock shown also includes 326,800 shares that are part of the Cotter Estate. As Co-Executors of the Cotter Estate, Ellen M. Cotter and Margaret Cotter are each deemed to beneficially own such shares. The shares of Class A Non-Voting Common Stock shown also include 1,163,649 shares held by the Cotter Living Trust. See footnote 5 to this table for information regarding beneficial ownership of the shares held by the Cotter Estate and the Cotter Living Trust. As Co-Trustees of the Cotter Living Trust, Ellen M. Cotter and Margaret Cotter are deemed to beneficially own such shares.

The Class B Voting Common Stock shown includes (i) 50,000 shares owned directly by Ellen M. Cotter, (ii) 100,000 shares of Class B Voting Common Stock held by the Cotter Estate and (iii) 307,166 shares of Class B Voting Common Stock of which Ms. Margaret Cotter has sole voting power and, pending the negotiation and execution of a definitive stockholders agreement between them, shared dispositive power over such shares even though she retains all pecuniary interest in such shares. Ellen M. Cotter disclaims beneficial ownership of the shares held by the Cotter Foundation, the Cotter Estate and the Cotter Living Trust, except to the extent of her pecuniary interest, if any, in such shares.

(4)The Class A Non-Voting Common Stock shown includes 78,148 shares held directly and 147,603 shares subject to stock options.

(5)The Class A Non-Voting Common Stock shown includes 62,630 shares held directly and 147,603 shares subject to stock options.

(6)The Class A Non-Voting Common Stock shown includes 68,005 shares held directly and 147,603 shares subject to stock options.

(7)The Class A Non-Voting Common Stock shown includes 135,197 shares held directly and 127,869 shares subject to stock options.

(8)Effective as of September 19, 2022, (i) subject to the final administration of the Cotter Estate, 327,808 shares of Class B Voting Common Stock held of record by the Cotter Estate will be distributed to a to-be-formed trust for the benefit of the children of Margaret Cotter, (ii) 307,166 shares of the Class B Voting Common Stock held by the Cotter Living Trust were conveyed to Ellen M. Cotter, (iii) 307,166 shares of the Class B Voting Common Stock held by the Cotter Living Trust were conveyed to Margaret Cotter, and (iv) 81,747 shares of the Class B Voting Common Stock were approved for distribution to the to-be-formed trust for the benefit of the children of Margaret Cotter. As a result of these transactions, the table sets forth only the residual 100,000 shares of such Class B Voting Common Stock as beneficially owned by the Cotter Estate and no Class B Voting Common Stock as beneficially owned by the Cotter Living Trust. Margaret Cotter and Ellen M. Cotter continue to have shared voting and dispositive power over the 100,000 shares of Class B Voting Common Stock beneficially owned by the Estate. Pursuant to the terms of the settlement agreement, Margaret Cotter now has sole voting and sole dispositive power over the 327,808 shares of Class B Voting Common Stock held by the Cotter Estate and the 81,747 shares of Class B Voting Common Stock held by the Cotter Living Trust that are to be distributed to the to-be-formed trust for her children.

(9)Based on Mr. Cuban's Schedule 13D/A filed with the SEC on July 3, 2023 and his Form 4 filed with the SEC on September 15, 2023.

(10)Based on GAMCO Investors, Inc.’s Schedule 13D/A filed with the SEC on November 27, 2024, on behalf of Mario J. Gabelli (“Mario Gabelli”) and various entities which Mario Gabelli directly or indirectly controls or for which he acts as Chief Investment Officer, Mario Gabelli holds 119,530 shares of Class B Voting Common Stock. The Company has reason to believe that Mr. Gabelli also holds an aggregate amount of 565,600 shares of Class A Non-Voting Common Stock.

(11)The Class A Stock shown includes 1,707,412 shares subject to stock options currently exercisable or exercisable within 60 days, and RSUs that have vested or will vest within 60 days.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies received by us and on the written representations of certain reporting persons, we believe that all of our executive officers and Directors, and greater than 10% beneficial owners, complied with the reporting requirements of Section 16(a) during 2024.

EXECUTIVE OFFICERS

The following table sets forth information regarding our current executive officers, other than Chair Margaret Cotter and Vice-Chair Ellen Cotter, whose information is set forth above under “Directors.”

Name	Age	Title
Gilbert Avanes	51	Executive Vice President, Chief Financial Officer and Treasurer
Robert F. Smerling	90	President, US Cinemas
S. Craig Tompkins	74	Executive Vice President, General Counsel
Andrzej Matyczynski	73	Executive Vice President, Global Operations
John Goeddel	62	Executive Vice President, Chief Information Officer
Terri Moore	74	Executive Vice President, US Cinemas Operations
Steve Lucas	55	Vice President, Chief Accounting Officer and Controller
Mark Douglas	55	Managing Director, Australia and New Zealand

Gilbert Avanes. Mr. Avanes serves as the Executive Vice President, Chief Financial Officer and Treasurer; he was appointed to this position on November 5, 2019. Mr. Avanes has been an employee of and consultant to our Company since August 2007, most recently serving as Interim Chief Financial Officer and Treasurer of our Company, from January 24, 2019 through November 4, 2019. Prior thereto, Mr. Avanes served as our Vice President of Financial Planning and Analysis (January 2016 to January 2019), Senior Director of Financial Planning and Analysis (January 2012 to December 2015), and as a consultant and then Senior Finance Manager (August 2007 to December 2011). Prior to joining Reading, Mr. Avanes served in various finance and accounting roles over the course of a decade at Toronto-Dominion Bank Financial Group located in Toronto, Canada. Mr. Avanes is a Certified Public Accountant (U.S.) and Chartered Professional Accountant (CPA, CGA) (Canada) and has a Master of Business Administration from Laurentian University and a Bachelor of Commerce (Major in Accounting and Minor in Finance) from Toronto Metropolitan University.

Robert F. Smerling. Mr. Smerling has served as President of our US cinema operations since 1994. He has been involved in the acquisition and/or development of all of our existing domestic cinemas. Prior to joining our Company, Mr. Smerling was the President of Loews Theatres, at that time a wholly owned subsidiary of Sony. While at Loews, Mr. Smerling oversaw operations at some 600 cinemas employing some 6,000 individuals and the development of more than 25 new multiplex cinemas. Among Mr. Smerling's accomplishments at Loews was the development of the Lincoln Square Cinema Complex with IMAX in New York City, which continues today to be one of the top grossing cinemas in the United States. Prior to Mr. Smerling's employment at Loews, he was Vice Chair of USA Cinemas in Boston, and President of Cinemanational Theatres. Mr. Smerling, a recognized leader in our industry, has been a director of the National Association of Theatre Owners, the principal trade group representing the cinema exhibition industry. In recognition of his contributions to the movie cinema exhibition industry, Mr. Smerling (i) was honored at The Motion Picture Club Charity Event in June 2023 in New York City and (ii) recently received the 2024 Bingham Ray Spirit Award at ShowEast in Miami.

S. Craig Tompkins. Mr. Tompkins has worked in various capacities for our Company and its predecessors for more than the past thirty-one (31) years. He has served as Vice Chair of our Company and as the President of two of its predecessors public companies, as a consultant and outside counsel and, since 2017, as Executive Vice President and General Counsel. Prior to his employment at our Company, Mr. Tompkins was a partner at Gibson, Dunn & Crutcher. Mr.  Tompkins from May 2023 until its merger with Mechanics Bank on September 2, 2025, served on the Board of Directors of HomeStreet, Inc. and of its wholly owned subsidiary, Homestreet Bank. Between 2007 and December 2022, Mr. Tompkins was a principal equity holder in and the Chair of Marshall & Stevens, Incorporated, a privately held valuation and consulting firm specializing in the valuation of real estate, business enterprises and alternative energy assets.

In December 2022, Mr. Tompkins sold his interest in Marshall & Stevens and retired from its Board of Directors. Mr. Tompkins is currently providing limited consulting services to Marshall & Stevens serving as Chair of the firm’s Opinions Committee. From 1993 to 2006 (when the company went private), Mr. Tompkins served as a director and as the Chair of the Audit Committee of G&L Realty (an NYSE REIT specializing in medical properties), and from 1998 to 2001 (when the bank was sold) as a member of the Board of Directors, of the Compensation Committee, and of the Special Independent Committee of Fidelity Federal Bank, FSB. Mr. Tompkins is also the Chair and Chief Executive Officer of Kirtland Farms, Inc. (a Tompkins family-owned agricultural operation in Southern Oregon).

Mr. Tompkins holds a Bachelor of Arts (Magna Cum Laude) from Claremont McKenna College, and a Juris Doctorate (Magna Cum Laude) from the Harvard Law School, where he was on the Board of Student Advisors and served as research assistance to Professor James Casner (then serving as the Reporter to the Restatement of Property 2nd). Following Harvard Law School, Mr. Tompkins served as law clerk to the Honorable Justice Dean Bryson on the Oregon Supreme Court, before joining Gibson, Dunn & Crutcher.

Andrzej J. Matyczynski. Mr. Matyczynski serves as our Executive Vice President, Global Operations, he was appointed to this position on March 10, 2016. From May 11, 2015 until March 10, 2016, Mr. Matyczynski acted as the Strategic Corporate Advisor to our Company and served as our Chief Financial Officer and Treasurer from November 1999 until May 11, 2015 and as Corporate Secretary from May 10, 2011 to October 20, 2014. Prior to joining our Company, he spent 20 years in various senior roles throughout the world at Beckman Coulter Inc., a U.S. based multi-national corporation. Mr. Matyczynski holds a Master's Degree in Business Administration from the University of Southern California.

John Goeddel. Mr. Goeddel serves as the Executive Vice President, Chief Information Officer; he was appointed to this position on December 8, 2021. Mr. Goeddel has been an employee of our Company since December 2003, most recently serving as Vice President, Chief Information Officer. Prior thereto, Mr. Goeddel served as our Chief Information Officer (2016), Director of Information Technology (December 2003 to 2016). Mr. Goeddel brings over 40 years of information technology and motion picture cinema operations experience. Prior to joining Reading, Mr. Goeddel served in various information technology and cinema operation roles over the course of 25 years at Decurion located in Beverly Hills, CA. Mr. Goeddel has a Bachelors in Business Administration with an IT concentration from Colorado Technical University.

Terri Moore. Ms. Moore serves as the Executive Vice President, US Cinema Operations; she was appointed to this position on December 8, 2021. Ms. Moore joined our Company in 2001 in New York as Director of Theatre Operations, and in 2008 moved to Los Angeles to become Vice President-US Cinema Operations. Ms. Moore started her career in the motion picture theatre business as an hourly concessions employee in 1968. A year later she joined Pacific Theatres where she held many different executive positions, including general manager, district manager, HR training & development and Special Project Manager for their theatre operations in Warsaw, Poland. Terri lived in Poland for three years and was responsible for the opening of one of Poland’s first modernized cinema circuits.

Steven J. Lucas.  Mr. Lucas serves as our Vice President, Controller and Chief Accounting Officer; he was appointed to this position in 2015. From 2011 to 2015, Mr. Lucas worked in our accounting group holding the role of Asia Pacific Controller. Prior to joining our Company, Mr. Lucas worked for Arthur Andersen and Ernst & Young for more than sixteen (16) years. He is a Chartered Accountant and has been a member of Chartered Accountants Australia and New Zealand for over twenty-three (23) years. He holds a Bachelor’s Degree in English Literature and History from Victoria University of Wellington, and a Post Graduate Diploma in Accounting from the Graduate School of Business and Government Administration of Victoria University of Wellington.

Mark D. Douglas.  Mr. Douglas serves as our Managing Director, Australia and New Zealand, overseeing our international cinema and real estate operations. Mr. Douglas first joined our Company in 1999, and was appointed as Managing Director, Reading Cinemas Australia and New Zealand on July 1, 2018. From 2005 to 2018, Mr. Douglas worked in our Real Estate division, holding numerous roles including Director Property Development, Development Manager and General Manager Property. Prior thereto, Mr. Douglas worked in our finance team, moving into the role of National Operations Manager for our cinema division in 2001. Prior to joining our Company, Mr. Douglas worked for Myer Stores, a retail department store chain, in various business management and administration roles. Mr. Douglas earned a Master's Degree in Business Administration from Deakin University, Geelong Victoria and is a registered Certified Practicing Accountant with CPA Australia.

EXECUTIVE COMPENSATION

Executive Compensation

Role and Authority of the Compensation Committee

Background

As a “controlled company”, we are exempt from the Nasdaq Listing Rules regarding the determination of executive compensation solely by independent directors. Notwithstanding such exemption, we have established a standing Compensation Committee consisting of three (3) of our independent Directors.  Our Compensation Committee charter requires our Compensation Committee members to meet the independence rules and regulations of the SEC and the Nasdaq Stock Market (“Nasdaq”).

Our Executive Compensation Philosophy

Our executive compensation philosophy is to: (1) attract and retain talented and dedicated management team members; (2) provide overall compensation as competitive in our industry; (3) correlate annual cash bonuses to the achievement of our business and financial objectives; and (4) provide management team members with appropriate long-term incentives aligned with stockholder value. While we believe that our entire executive compensation package contributes to these goals, the base salaries we offer generally support goals 1 and 2 above, our short-term incentive (“STI”) bonuses generally support goals 1, 2 and 3 above, our long-term incentives (“LTI”) generally support goals 1, 2 and 4 above.

Compensation Committee Charter3

Our Compensation Committee Charter delegates significant executive compensation responsibilities to our Compensation Committee, including:

•to establish our compensation philosophy and objectives;

•to review and approve all compensation, for our CEO and our executive officers;

•to approve all employment agreements, severance arrangements, change in control provisions and agreements and any special or supplemental benefits applicable to our CEO and other executive officers;

•to approve and adopt, on behalf of our Board, incentive compensation and equity-based compensation plans, or, in the case of plans requiring stockholder approval, to review and recommend such plan to the stockholders;

•to review the disclosures made in the Compensation Discussion and Analysis and advise our Board whether, the Compensation Discussion and Analysis is satisfactory for inclusion in our annual report on Form 10-K and proxy statement;

•to prepare an annual compensation committee report for inclusion in our proxy statement for the annual meeting of stockholders;

•to administer our equity-based compensation plans, including the grant of stock options and other equity awards under such plans; and

•to consider the results of the most recent stockholder advisory vote on executive compensation when determining compensation policies and making decisions on executive compensation.

Under our Compensation Committee Charter, any compensation determinations pertaining to Ellen M. Cotter and Margaret Cotter are subject to review and approval by our Board. Further, our Compensation Committee periodically reviews and makes recommendations to our Board regarding Director compensation.

The Compensation Committee Charter is available on our website at www.investor.readingrdi.com/corporate-governance/governance-overview.

Compensation Setting Process

Considering the Company’s 2024 liquidity condition, the continuing headwinds faced by our global cinema business and our efforts to manage and utilize our real estate business for cash flow and liquidity sources, our Compensation Committee continued to execute NEO compensation decisions in a conservative and prudent manner.

Our Compensation Committee considered the prudent use of base salaries, STI bonuses and LTI equity grants. In its analysis, our Compensation Committee relied on, among other things, input from our Chief Executive Officer, review of Company financial data, review of historical NEO compensation data, and compensation peer data from earlier years provided by compensation consultants.

For 2024, our Compensation Committee (i) maintained, without base salary increases, existing annual base salaries through such year for our NEOs and (ii) did not grant any cash bonuses under our STI program, but, instead issued stock options (valued according to the Black Scholes method) to purchase Class A Non-Voting Common Stock. In light of our need to conserve cash, the Compensation Committee granted options in a number tied to a potential cash bonus based on each NEO attaining certain Company and individual goals. These stock options have an exercise price of $1.43 per share (determined by the market price for Class A Non-Voting Common Stock), a one year vesting period and a five year exercise period. In light of the prudent course the Compensation Committee took related to compensation issues in 2024 due to the headwinds faced by the global cinema business, coupled with an evaluation of the stock options granted to NEOs, the Compensation Committee did not issue LTI awards for 2024.

As it does annually, in early 2024, our Compensation Committee approved objective performance goals for each NEO based on target Company performance and individual NEO performance goals. In 2025, our Compensation Committee evaluated the target Company and individual NEO performance goals against 2024 results. Our Compensation Committee determined that certain objective corporate performance criteria had been met and, as a result, the portion of outstanding PRSUs issued to NEOs prior to 2024 that were based on 2024 performance were determined to have been vested.

This discussion covers executive compensation matters for the year ended December 31, 2024, and does not reflect information for subsequent years, including 2025.

Our Compensation Committee expects that it will continue to evaluate both executive performance and compensation to maintain our ability to attract and retain highly qualified executives in key positions and to assure that compensation provided to executives remains competitive when compared to the compensation paid to similarly situated executives of companies with whom we compete for executive talent or that we consider comparable to our Company.

Executive Officer Clawback Policy

On November 29, 2023, our Board adopted an Executive Officer Clawback Policy, in compliance with Nasdaq Stock Market Listing Rules (the “2023 Clawback Policy”).

Any STI cash payment made to our NEOs is subject to forfeiture, recovery by our Company or other action pursuant to any agreement evidencing any incentive compensation or any clawback or recoupment policy which our Company may adopt from time to time, including, without limitation, our 2023 Clawback Policy or any

__________________________________

3 Under our Compensation Committee Charter, “executive officer” is defined to mean the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, any executive vice president of the Company and any managing director of Reading Entertainment Australia, Pty Ltd and/or Reading New Zealand, Ltd

other such policy which our Company may be required to adopt under the listing rules of The Nasdaq Capital Market, the Dodd-Frank Wall Street Reform and Consumer Protection Act or any successor or replacement law, and implementing rules and regulations thereunder, or as otherwise required by law.

Under our 2020 Stock Incentive Plan, described in above and greater detail under the caption 2020 Stock Incentive Plan below, all LTIs or shares issued in respect thereof and cash or other proceeds in respect thereof issued to our NEOs are subject to clawback, reduction, cancelation, forfeiture and recoupment to the extent necessary to comply with applicable law or the listing rules of Nasdaq or other principal stock exchange on which our Common Stock is then listed. In accepting an award under our 2020 Stock Incentive Plan, a participant agrees to be bound by any such clawback. Our 2023 Clawback Policy implements the Nasdaq Stock Market Listing Rules in this regard.

Anti-Put/Call/Short Sale Policy

Our NEOs may not trade in puts or calls or engage in short sales with respect to our Company’s securities.

Anti-Hedging Policy

Our NEOs may not engage in certain hedging transactions with respect to our Company’s securities, such as zero-cost collars, equity swaps, prepaid variable forward contracts and exchange funds.

Pay Versus Performance

The following table sets forth information regarding the compensation received by our Principal Executive Officer (PEO) and our other named executive officers compared to compensation actually paid to such officers, and certain financial performance measures during the last three completed fiscal years.

Year (a)	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (3) (d)	Average Compensation Actually Paid to Non-PEO NEOs (4) (e)	Total Shareholder Return (5) (f)	Net Income (g)
2024	1,004,760	536,130	585,458	444,558	$ 48	(35,898,000)
2023	1,020,580	318,935	678,357	353,107	$ 47	(31,185,000)
2022	1,137,580	313,281	695,779	352,709	$ 55	(36,660,000)

(1) The dollar amounts reported represent the amount of total compensation reported for Ms. Ellen Cotter, who served as our PEO in 2022, 2023 and 2024 for each corresponding fiscal year in the "Total($)" column of the Summary Compensation Table for the covered fiscal year. Refer to the "Summary Compensation Table" for the covered fiscal year for more information.

(2) The dollar amounts reported represent the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K, in fiscal years 2022, 2023 and 2024. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation  S- K, the following adjustments were made to our PEO’s total compensation for each fiscal year to determine the compensation actually paid:

Year	Summary Compensation Table Total for PEO ($)	Deduction for Option Awards ($)	Deduction for SCT "Restricted Stock Awards" ($)	Change in fair value of equity awards granted in prior years that vested at the end of or during the covered fiscal year ($)	Change in fair value of equity awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year ($)	Fair value at the end of the prior fiscal year of equity awards granted in the prior year that were forfeited during the covered fiscal year ($)	Increase for service cost and prior service cost for pension plans ($)	Compensation Actually Paid to PEO ($)
2024	1,004,760	(384,180)	-	(17,655)	(66,794)	--	--	536,130
2023	1,020,580	--	(400,000)	(43,575)	(258,071)	--	--	318,935
2022	1,137,580	--	(535,000)	5,541	(294,839)	--	--	313,281

(3)The dollar amount reported represents the average of the amount of total compensation reported for our Company’s NEOs as a group, excluding our PEO, in the “Total” column of the Summary Compensation Table for the covered fiscal year. The NEOs included for purposes of calculating the average amounts in each applicable fiscal year are Ms. Margaret Cotter and Mr. Craig Tompkins.

(4)The dollar amounts reported represent the amount of “compensation actually paid” to our non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K, in fiscal years 2022, 2023 and 2024. The dollar amounts do not reflect the actual amount of compensation earned by our non-PEO NEOs during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our average non-PEO NEOs’ total compensation for each fiscal year to determine the compensation actually paid:

Year	Summary Compensation Table Total for Non-PEO NEOs ($)	Deduction for Option Awards ($)	Deduction for SCT "Restricted Stock Awards" ($)	Change in fair value of equity awards granted in prior years that vested at the end of or during the covered fiscal year ($)	Change in fair value of equity awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year ($)	Fair value at the end of the prior fiscal year of equity awards granted in the prior year that were forfeited during the covered fiscal year ($)	Increase for service cost and prior service cost for pension plans ($)	Compensation Actually Paid to Non-PEO NEOs ($)
2024	585,458	(102,192)	--	(7,923)	(30,785)	--	--	444,558
2023	678,357	--	(195,000)	(17,038)	(113,212)	--	--	353,107
2022	695,779	--	(233,754)	2,796	(112,112)	--	--	352,709

(5)Total Shareholder Return is determined based on the value of an initial fixed investment of $100 as of December 31, 2020.

Compensation Actually Paid and Cumulative Total Shareholder Return (“TSR”)

As described in “Executive Compensation ─ Compensation Overview,” our Compensation Committee makes long-term incentive awards in the form of time vested RSUs and PRSUs that are used as a means to further align our NEO’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to help drive increases in stockholder value. The following graph demonstrates the relationship between compensation actually paid to our PEO, the average of the compensation actually paid to our remaining non-PEO NEOs and the cumulative TSR of our Company during the last three completed fiscal years. The TSR amounts in the graph assume a fixed investment of $100 was invested on December 31, 2020.

Compensation Actually Paid and Cumulative Total Shareholder Return
Compensation Actually Paid
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Cumulative TSR
$100
$80
$60
$40
$20
$0
2022
2023
2024
Compensation actually paid to PEO
Average compensation actually paid to Non-PEO NEOs
Company total shareholder return

Compensation Actually Paid and Net Income

The following graph demonstrates the relationship between compensation actually paid to our PEO, the average of the compensation actually paid to our remaining non-PEO NEOs and the net income of our Company during the last three completed fiscal years.

Executive Compensation

This section discusses the material components of the compensation program for our executive officers named in the Summary Compensation Table below.

Summary Compensation Table

The following table shows the compensation paid or accrued during the last two fiscal years ended December 31, 2024, to (i) Vice Chair Ellen Cotter, who has served as our principal executive officer, and (ii) the other two most highly compensated persons who served as executive officers in 2024.

The following table reflects executives herein referred to as our NEOs.

Named Executed Officers	Year	Salary ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($)	All Other Compensation ($)		Termination Benefit ($)	Total ($)
Ellen M. Cotter Chief Executive Officer & President	2024	618,000	--	384,180	--	2,580	(2)	--	1,004,760
	2023	618,000	400,000	--	--	2,580	(2)	--	1,020,580
Margaret Cotter EVP, Real Estate Management & Development	2024	479,250	--	102,991	--	14,830	(2)	--	597,071
	2023	479,250	195,000	--	--	14,830	(2)	--	689,080
S. Craig Tompkins EVP, General Counsel	2024	450,883	--	101,392	--	21,570	(2)	--	573,845
	2023	450,883	195,000	--	--	21,570	(2)	--	667,453

(1)Stock awards granted as a component of the 2024 and 2023 annual incentive awards are reported in this column as 2024 and 2023 compensation, respectively, to reflect the applicable service period for such awards. Amounts represent the aggregate grant date fair value of awards computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are discussed in Note 15 to our consolidated financial statements. For a discussion of the material terms of each outstanding stock award, see “Compensation Discussion and Analysis – Long-Term Incentives” and the table below entitled “Outstanding Equity Awards at Year Ended December 31, 2024.”

(2)Includes our matching employer contributions under our 401(k) Plan and dollar value of the key person life insurance premium.

2020 Stock Incentive Plan

On November 4, 2020, our Board adopted the Reading International, Inc. 2020 Stock Plan (as amended the “2020 Stock Plan”) and recommended to our stockholders the adoption of that plan. The 2020 Stock Plan was adopted by our stockholders on December 8, 2020. Our Board adopted and recommended the 2020 Stock Plan to provide a means by which employees, directors and consultants of Reading and affiliates may be given an opportunity to benefit from increases in value of our Common Stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire Common Stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses. All of our employees, directors and consultants are eligible to participate in the 2020 Stock Plan. On October 26, 2023, our Board adopted the First Amendment to the 2020 Stock Plan (the “First Amendment”) to increase the number of shares available for issuance under our 2020 Stock Plan by an additional 971,807 shares of Class A Non-Voting Common Stock and recommended to our stockholders the adoption of that amendment. The First Amendment was adopted by our stockholders on December 7, 2023. On October 18, 2024, our Board adopted the Second Amendment to the 2020 Stock Plan (the “Second Amendment” and together with the First Amendment, the “Plan Amendments”) to increase the number of shares available for issuance under our 2020 Stock Plan by an additional 3,500,000 shares of Class A Non-Voting Common Stock and recommended to our stockholders the adoption of that amendment. The Second Amendment was adopted by our stockholders on December 5, 2024.

As of April 18, 2025, there were 5,721,807 shares of Class A Non-Voting Common Stock and 200,000 shares of Class B Voting Common Stock available for issuance under our 2020 Stock Plan. If any awards that were outstanding under the now expired 2010 Stock Incentive Plan as of the day before the date on which the Board approved the 2020 Stock Incentive Plan are subsequently forfeited or if the related shares are repurchased, a corresponding number of shares will automatically become available for issuance under the 2020 Stock Incentive Plan, thus resulting in an increase in the number of shares available for issuance under the 2020 Stock Incentive Plan. Accordingly, a total of 834,246 shares of Class A Stock are reserved for issuance under the 2020 Stock Incentive Plan as a result of the forfeiture of options issued under our Company’s now expired 2010 Stock Incentive Plan, for a total of 6,556,053 shares of Class A Stock. If awards granted under the 2020 Stock Incentive Plan expire or otherwise terminate without being exercised in full, the shares of Common Stock not acquired pursuant to such awards will again become available for issuance under the 2020 Stock Incentive Plan. If shares of Common Stock issued pursuant to awards under the 2020 Stock Incentive Plan are forfeited to or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the 2020 Stock Incentive Plan. If shares of Common Stock subject to an award under the 2020 Stock Incentive Plan are not delivered to a participant because such shares are withheld for payment of taxes incurred in connection with the exercise of an award, or because the award is exercised through a reduction of shares subject to the award (“net exercised”), the undelivered shares will no longer be available for issuance under the 2020 Stock Incentive Plan. The maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall not exceed 6,556,053 shares of Class A Stock and 200,000 shares of Class B Stock.

Our Board delegated administration of the 2020 Stock Plan to our Compensation Committee and has delegated to our Chairperson the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities and Exchange Act of 1934 and are not “covered employees” as defined in the 2020 Stock Plan. With such delegated authority, our Compensation Committee has the power to construe and interpret the 2020 Stock Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price or purchase price of each award, the types of consideration permitted to exercise or purchase each award and other terms of the awards.

In the event of a “Corporate Transaction” (as defined in the 2020 Stock Plan), any surviving or acquiring corporation may assume awards outstanding under the 2020 Stock Plan or may substitute similar awards. Unless the stock award agreement provides otherwise, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event. The 2020 Stock Plan provides that, in the event of a dissolution or liquidation of our Company, all outstanding awards under the 2020 Stock Plan will terminate prior to such event and shares of bonus stock and restricted stock subject to our Company’s repurchase option or to forfeiture may be repurchased by our Company or forfeited, notwithstanding whether the holder of such stock is still providing services to our Company.

All stock awards issued under the 2020 Stock Plan are subject to reduction, cancellation, forfeiture and recoupment to the extent necessary to comply with applicable law or the Nasdaq Stock Market Listing Rules. An acceptance of a stock award under the 2020 Stock Plan is an agreement by the participant to be bound by any such laws or rules. On November 29, 2023, our Board adopted our 2023 Clawback Policy in compliance with applicable Nasdaq Stock Market Listing Rules.

For a copy of the 2020 Stock Plan, see our “SEC Schedule 14A, Proxy Statement,” filed with the SEC on November  6, 2020. For a more detailed summary of our 2020 Stock Plan, as amended by the Second Amendment, see our “SEC Schedule 14A, Proxy Statement,” filed with the SEC on October 25, 2024.

For a copy of the First Amendment see our “SEC Schedule 14A, Proxy Statement,” filed with the SEC on October  27, 2023. For a copy of the Second Amendment see our “SEC Schedule 14A, Proxy Statement,” with the SEC on October 25, 2024.

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our NEOs as of December 31, 2024 (and not subsequent awards) under our 2020 Stock Incentive Plan:

		Stock Options					Restricted Stock Units
Name	Class	No. of Shares Underlying Unexercised Options Exercisable	No. of Shares Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested (1) ($)
				No. Of Common Shares Underlying Unexercised Unearned Options					No. of Unearned Common Shares That Have Not Vested	Market or Payout Value of Unearned Shares That Have Not Vested

Ellen M. Cotter	A	484,499	--	--	$1.47	6/5/2034	--	--	--	--
	A	--	--	--	--	--	7,764 (2)	$10,248	--	--
	A	--	--	--	--	--	23,980 (2)	$31,654	--	--
	A	--	--	--	--	--	32,454 (2)	$42,839	--	--
	A	--	--	--	--	--	46,729 (2)	$61,682	--	--
	A	--	--	--	--	--	62,305 (2)	$82,243	--	--
Margaret Cotter	A	129,885	--	--	$1.47	6/5/2034	--	--	--	--
	A	--	--	--	--	--	5,677 (3)	$7,494	--	--
	A	--	--	--	--	--	17,536 (3)	$23,148	--	--
	A	--	--	--	--	--	7,911 (3)	$10,443	--	--
	A	--	--	--	--	--	34,170 (3)	$45,104	--	--
	A	--	--	--	--	--	15,187 (3)	$20,047	--	--
S. Craig Tompkins	A	127,869	--	--	$1.47	6/5/2034	--	--	--	--
	A	--	--	--	--	--	5,677 (4)	$7,494	--	--
	A	--	--	--	--	--	17,536 (4)	$23,148	--	--
	A	--	--	--	--	--	7,911 (4)	$10,443	--	--
	A	--	--	--	--	--	33,750 (4)	$44,550	--	--
	A	--	--	--	--	--	15,000 (4)	$19,800	--	--

(1)Reflects the amount calculated by multiplying the number of unvested restricted shares by the closing price of our shares of Class A Non-Voting Common Stock as of December 31, 2024, or $1.32.

(2)

7,764 units of RSUs will vest on April 5, 2025;
11,990 units of RSUs will vest on April 18, 2025 and April 18, 2026;
32,454 units of PRSUs will vest on April 18, 2025;
15,577 units of RSUs will vest on April 21, 2025. 15,576 units of RSUs will vest on April 21, 2026 and April 21, 2027; and
62,305 units of PRSUs will vest on April 21, 2026.

(3)

5,677 units of RSUs will vest on April 5, 2025;
8,768 units of RSUs will vest on April 18, 2025 and April 18, 2026;
7,911 units of PRSUs will vest on April 18, 2025;
11,390 units of RSUs will vest on April 21, 2025, April 21, 2026 and April 21, 2027; and
15,187 units of PRSUs will vest on April 21, 2026.

5,677 units of RSUs will vest on April 5, 2025;
8,768 units of RSUs will vest on April 18, 2025 and April 18, 2026;
7,911 units of PRSUs will vest on April 18, 2025;
11,250 units of RSUs will vest on April 11, 2025, April 11, 2026 and April 11, 2027; and
15,000 units of PRSUs will vest on April 11, 2026.

(4)

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2024, a summary of certain information related to our equity incentive plans under which our equity securities are authorized for issuance:

Equity compensation plans approved by security holders (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Stock Options	1,707,412(2)	1.63	--
Restricted Stock Units	--	--	3,265,394(3)
Total	1,707,412	1.63	3,265,394

(1)Our 2020 Stock Plan.

(2)Represents outstanding stock option awards only.

(3)Our 2020 Stock Plan permits the award of incentive stock options, non-statutory stock options, stock bonuses, rights to acquire restricted stock, stock appreciation rights (“SARs”), RSUs and PRSUs. This number represents the total number of shares available for all such awards.

Potential Payments Upon Termination of Employment or Change in Control

The following paragraphs provide information regarding potential payments to each of our NEOs in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2024:

Certain Retirement Benefits. On August 29, 2017, our Compensation Committee approved a one-time retirement benefit for Craig Tompkins, Executive Vice President and General Counsel, incident to his retention as our General Counsel. The retirement benefit is a single year benefit in an amount equal to the average of the two (2) highest total cash compensation (base salary plus cash bonus) years paid to Mr. Tompkins in the then most recently completed five-year period, less the amount of $197,060, accrued to Mr. Tompkins under a separate vested benefit program established by one of the two companies acquired by our Company as a part of the consolidation transaction in 2000.

Option and RSU and PRSU Grants. All long-term incentive awards are subject to other terms and conditions set forth in our 2020 Stock Incentive Plan and award grants. In addition, individual grants include certain accelerated vesting provisions. In the case of employees, the accelerated vesting will be triggered upon (i) the award recipient’s death or disability, (ii) certain corporate transactions in which the awards are not replaced with substantially equivalent awards, or (iii) upon termination without cause or for “good reason” within twenty-four months of a change of control, or a corporate transaction where equivalent awards have not been substituted. RSUs issued to our non-employee Directors provide for acceleration immediately upon a change of control.

Except as described above, no other NEOs currently have employment agreements or other arrangements providing benefits upon termination or a change of control. The table below shows the maximum benefits that would be payable to each person listed above in the event of such person’s termination without cause or termination in connection with a change in control, if such events occurred on December 31, 2024, assuming the transaction took place on December 31, 2024, at a price equal to the closing price of the Class A Non-Voting Common Stock, which was $1.32.

	Payable on upon Termination without Cause ($)				Payable on upon Termination in Connection with a Change in Control ($)			Payable upon Retirement ($)
Name	Severance Payments	Value of Vested Stock Awards	Value of Vested Option Awards	Value of Health Benefits	Severance Payments	Value of Vested Stock Awards	Value of Vested Stock Options	Benefits Payable under Retirement Plans
Ellen M. Cotter	--	--	--	--	--	139,190	--	---
Margaret Cotter	--	--	--	--	--	61,690	--	---
S. Craig Tompkins	--	--	--	--	--	61,074	--	285,560(1)

(1)Mr. Tompkins’s one-time retirement benefit is a single year payment based on the average of the two highest total cash compensation (base salary plus cash bonus) years paid to Mr. Tompkins in the most recently completed five-year period, reduced by the retirement benefit paid to Mr. Tompkins from the Craig Corporation Key Personnel Retirement Plan in the amount of $197,060. The figure quoted in the table represents the average of total compensation paid for years 2021 and 2023.

Employment Agreements

As of December 31, 2024, our NEOs had no employment agreements in place.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The members of our Audit Committee are Directors Douglas McEachern, who serves as Chairperson, Guy Adams and Dr. Judy Codding. Management presents all potential related party transactions to the Audit Committee for review. Our Audit Committee reviews whether a given related party transaction is beneficial to our Company and approves or bars the transaction after a thorough analysis. Only committee members disinterested in the transaction in question participate in the determination of whether the transaction may proceed. See the discussion entitled “Review, Approval or Ratification of Transactions with Related Persons” for additional information regarding the review process.

Sutton Hill Capital

In 2001, we entered into a transaction with Sutton Hill Capital, LLC ("SHC") regarding the master leasing, with certain options to purchase the underlying ground lease interests, of four cinemas located in Manhattan including our current Village East and Cinema 1, 2, 3 theatres.

In 2005, we acquired (i) from a third party, the fee interest in the land underlying the Cinema 1, 2, 3 and (ii) from SHC, its interest in the ground lease estate underlying and the improvements constituting the Cinema 1, 2, 3.  In connection with that transaction, we granted to SHC an option to acquire at our cost a 25% interest in the special purpose entity, Sutton Hill Properties, LLC ("SHP"), formed to acquire these fee, leasehold and improvements interests.  On June 28, 2007, SHC exercised this option, paying $3.0 million and assuming a proportionate share of SHP's liabilities.  Since the acquisition by SHC of its 25% interest, SHP has covered its operating costs and debt service through (i) cash flow from the Cinema 1, 2, 3, (ii) borrowings from third parties, and (iii) pro-rata contributions from the members.  We manage the Cinema 1, 2, 3, pursuant to a management agreement described below.

Over the years, we sold our interests in two of the cinemas subject to that master lease to third parties and acquired the fee interest in the land underlying the Cinema 1, 2, 3.  Accordingly, the Village East is the only cinema that remains subject to the master lease.  As the land underlying the Village East is owned by a third party, our relationship with SHC is that of a subtenant.  Our rent paid to SHC for that cinema has been fixed at $590,000 for each of the past three years.  However, due to the COVID-19 pandemic, the Village East was closed for most of 2020, and the rent commencing in April 2020 was deferred with respect to the remainder of 2020 and for the first quarter of 2021.  Following a mutual agreement, we paid this deferred amount to SHC on July 1, 2021.  In light of the challenges to the motion picture exhibition industry, SHC has permitted us to defer rent on our Village East cinema since October  2023, which deferred and unpaid rent was $1.18 million at September 30, 2025.

Our master lease of the Village East has been extended from time to time and now terminates on September 1, 2027.  On August 28, 2019, we exercised our option under the master lease to acquire SHC’s interest in the ground lease underlying that master lease and certain real property improvements for $5.9 million (the “Village East Assets”).  That option was originally scheduled to close on May 31, 2021, but has been extended from time to time.  We recorded the Village East Cinema building as a property asset of $4.7 million on our balance sheet based on the cost carry-over basis from an entity under common control with a corresponding capital lease liability of $5.9 million presented under other liabilities.

On September 30, 2025, with the intention of winding up our various dealings with SHC, we entered into a general partnership purchase and sale agreement (the “PSA”) to acquire all of the general partnership interests in Sutton Hill Associates, a California general partnership (“SHA”), owned by the James J. Cotter Estate (the “Cotter Estate”) and the Michael R. Forman Living Trust (the “Forman Trust”).  SHA is the parent of SHC.  The PSA was reviewed and approved by our Audit Committee due to the fact that Margaret Cotter and Ellen Cotter are the co-executors of the Cotter Estate. However, we are advised that neither Margaret Cotter nor Ellen Cotter (nor any members of their family) have any pecuniary interest in the general partnership interest held by the Cotter Estate. The assets of SHC are comprised principally of its 25% minority interest in SHP and its interest in the Village East Assets.  The purchase price is $1.00, but we will be taking ownership subject to certain third party indebtedness of SHA, which includes long term debt under certain promissory notes issued to a third party (the “Third Party Notes”).  The Third Party Notes have an aggregate principal amount of approximately $13.65 million, bear interest at 4.75% payable quarterly in arrears, and mature (at which time the entire principal amount and any accrued and unpaid interest are due and payable) on September 30, 2035.  In connection with the closing of the transaction, SHA’s obligations under the Third Party Notes would be guaranteed by RDI.  We currently believe that the impact of the transaction on our financial statements will be immaterial.  Our obligations under the PSA are subject to certain contingencies, but assuming that such contingencies are resolved, it is anticipated that the transaction will close in the fourth quarter of this year.

On August 31, 2016, we secured a three-year, $20.0 million mortgage loan with Valley National Bank. On March 13, 2020, we refinanced the loan to $25.0 million to mature on April 1, 2022, with two six-month options to extend through April 1, 2023. On September 29, 2023, we further extended the loan taking the maturity to October 1, 2024. On October 1, 2024, we obtained two six-months extensions for this loan. On February 26, 2025, we exercised the second six-month extension commencing on April 1, 2025 and ending on October 1, 2025, and are currently documenting with Valley National Bank a further extension of that loan. The Valley National Loan has been guaranteed by our Company and an environmental indemnity has been provided by our Company.

Since 2022, we extended a working capital loan to SHP, as of September 30, 2025, the balance of which $7.89  million. The interest rate is determined by reference to the interest we are paying on our Bank of America facility (which is currently 9.75% per annum).  The loan has been approved by our Company’s Audit Committee.

Live Theater Play Investment

From time to time, our officers and Directors may invest in plays that license our live theatres. The play STOMP, played in our Orpheum Theatre prior to the time we acquired the theatre in 2001, until its final show on January 8, 2023. The Cotter Estate and a third party together own an approximately 5% interest in that play, an interest that they have held since prior to our acquisition of the theatre.

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee has adopted a written charter, which includes responsibility for approval of "Related Party Transactions." Under its charter, our Audit Committee performs the functions of the "Conflicts Committee" of our Board and is delegated responsibility and authority by our Board to review, consider and negotiate, and to approve or disapprove on behalf of our Company the terms and conditions of any and all Related Party Transactions (defined below) with the same effect as though such actions had been taken by our full Board. Any such matter requires no further action by our Board in order to be binding upon our Company, except in the case of matters that, under applicable Nevada law, cannot be delegated to a committee of our Board and must be determined by our full Board. In those cases where the authority of our Board cannot be delegated, the Audit Committee nevertheless provides its recommendation to our full Board.

As used in our Audit Committee's Charter, the term "Related Party Transaction" means any transaction or arrangement between our Company on one hand, and on the other hand (i) any one or more directors, executive officers or stockholders holding more than 5% of the voting power of our Company (or any spouse, parent, sibling or heir of any such individual), or (ii) any one or more entities under common control with any one of such persons, or (iii) any entity in which one or more such persons holds more than a 10% interest. Related Party Transactions do not include matters related to employment or employee compensation related issues.

The charter provides that our Audit Committee review transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, our Audit Committee takes into account, among other factors it deems appropriate:

•the approximate dollar value of the amount involved in the transaction and whether the transaction is material to us;

•whether the terms are fair to us, have resulted from arm's length negotiations and are on terms at least as favorable as would apply if the transaction did not involve a related person;

•the purpose of, and the potential benefits to us of, the transaction;

•whether the transaction was undertaken in our ordinary course of business;

•the related person's interest in the transaction, including the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

•required public disclosure, if any; and

•any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Summary of Principal Accounting Fees for Professional Services Rendered

Our independent public accountants, Grant Thornton, have audited our financial statements for the fiscal year ended December 31, 2024, and are expected to have a representative present at our 2025 Annual Meeting, who will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees for professional services for the audit of our financial statements, and the reviews of the financial statements included in our Form 10-K and Forms 10-Q provided by Grant Thornton LLP for 2024 and 2023, was approximately $1,440,000 and $1,327,000, respectively.

Audit-Related Fees

Grant Thornton LLP did not provide us with any audit related services for 2024 and 2023.

Tax Fees

Grant Thornton LLP did not provide us with any professional services for tax compliance, tax advice, or tax planning in 2024 or 2023.

All Other Fees

Grant Thornton LLP did not provide us with any services for 2024 or 2023, other than as set forth above.

Pre-Approval Policies and Procedures

Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if (i) the aggregate amount of all such non-audit services constitutes less than 5% of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly submitted to our Audit Committee for approval prior to the completion of the audit by our Audit Committee or any of its members who has authority to give such approval. Our Audit Committee pre-approved all services provided to us by Grant  Thornton LLP for 2024 and 2023.

STOCKHOLDER COMMUNICATIONS

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are both available free of charge at www.investor.readingrdi.com/financial-information/annual-reports and at www.envisionreports.com/RDI.

Stockholder Communications with Directors

It is the policy of our Board that any communications sent to the attention of anyone or more of our Directors in care of our executive offices will be promptly forwarded to such Directors. Such communications will not be opened or reviewed by any of our officers or employees, or by any other Director, unless they are requested to do so by the addressee of any such communication. Likewise, the content of any telephone messages left for anyone or more of our Directors (including call-back number, if any) will be promptly forwarded to that Director.

Stockholder Proposals and Director Nominations

Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our Proxy Statement for our 2026 Annual Meeting of Stockholders, must deliver such proposal in writing to our Annual Meeting Secretary at the address of our Company’s principal executive offices at 189 Second Avenue, Suite 2S, New York, New York 10003.

Unless we change the date of our 2026 Annual Meeting by more than 30 days from the anniversary of our 2025 Annual Meeting, such written proposal must be delivered to us no later than July 7, 2026, to be considered timely.

If our 2026 Annual Meeting is not held within 30 days of the anniversary of our 2025 Annual Meeting, to be considered timely, stockholder proposals must be received no later than ten days after the earlier of (a) the date on which notice of the 2026 Annual Meeting is mailed, or (b) the date on which the Company publicly discloses the date of the 2026 Annual Meeting, including disclosure in an SEC filing or through a press release.

Under our governing documents and applicable Nevada law, our Class B stockholders may also directly submit a proposal or nominate a director candidate from the floor at any meeting of our stockholders held at which Directors are to be elected. Such floor proposal or nomination may be made at our 2026 Annual Meeting by any of our Class B stockholders using the Meeting Text Function. See the discussion above under the Caption:
“How will the meeting be conducted and how do I participate?”

OTHER MATTERS

We do not know of any other matters to be presented for consideration other than the proposals described above, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by the Exchange, under a procedure called “householding”, only one copy of the notice of internet availability or proxy materials is being delivered to our stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the notice of internet availability or proxy materials.

We will promptly deliver without charge, upon oral or written request, a separate copy of the notice of internet availability or proxy materials to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to our Corporate Secretary by telephone at (212) 871-6840 or by mail to Corporate Secretary, Reading International, Inc., 189 Second Avenue, Suite 2S, New York, New York 10003. Questions may also be submitted to us in advance via email at AnnualMeeting@readingrdi.com.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of internet availability or proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the notice of internet availability or proxy materials for your household, please contact the Corporate Secretary as described above. Stockholders residing at the same address and currently receiving only one copy of the notice of internet availability or proxy materials may contact the Corporate Secretary as described above to request multiple copies of the notice of internet availability or proxy materials in the future.

By Order of the Board of Directors, Margaret Cotter Chair of the Board October 24, 2025